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                   CONTINENTAL AIRLINES, INC.

                             ISSUER


                               TO


                      BANKERS TRUST COMPANY

                             TRUSTEE



                        ________________


                            INDENTURE

                   Dated as of March 26, 1996


                        ________________

                        U.S.$230,000,000



              6 3/4% Convertible Subordinated Notes
                       Due April 15, 2006



      -----------------------------------------------------

                        TABLE OF CONTENTS
                           ___________

                                                             Page


     RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . .  1

                           ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION

     SECTION 1.1.      Definitions . . . . . . . . . . . . . .  1
                       Act . . . . . . . . . . . . . . . . . .  2
                       Additional Amounts. . . . . . . . . . .  2
                       Affiliate . . . . . . . . . . . . . . .  2
                       Authenticating Agent. . . . . . . . . .  2
                       Authorized Newspaper. . . . . . . . . .  2
                       Bearer Additional Amounts . . . . . . .  2
                       Bearer Security . . . . . . . . . . . .  2
                       Board of Directors. . . . . . . . . . .  3
                       Board Resolution. . . . . . . . . . . .  3
                       Business Day. . . . . . . . . . . . . .  3
                       CEDEL . . . . . . . . . . . . . . . . .  3
                       Change in Control . . . . . . . . . . .  3
                       Class B Common Stock. . . . . . . . . .  3
                       Closing Price Per Share . . . . . . . .  3
                       Code. . . . . . . . . . . . . . . . . .  4
                       Commission. . . . . . . . . . . . . . .  4
                       Common Depositary . . . . . . . . . . .  4
                       Common Stock. . . . . . . . . . . . . .  4
                       Company . . . . . . . . . . . . . . . .  4
                       Company Request . . . . . . . . . . . .  4
                       Company Order . . . . . . . . . . . . .  4
                       Constituent Person. . . . . . . . . . .  4
                       Conversion Agent. . . . . . . . . . . .  4
                       Conversion Price. . . . . . . . . . . .  4
                       Corporate Trust Office. . . . . . . . .  4
                       corporation . . . . . . . . . . . . . .  4
                       coupon. . . . . . . . . . . . . . . . .  5
                       Defaulted Interest. . . . . . . . . . .  5
                       Definitive Security . . . . . . . . . .  5
                       Depositary. . . . . . . . . . . . . . .  5
                       Determination Notice. . . . . . . . . .  5
                       Dollar. . . . . . . . . . . . . . . . .  5
                       U.S.$ . . . . . . . . . . . . . . . . .  5
                       EUROCLEAR . . . . . . . . . . . . . . .  5
                       Event of Default. . . . . . . . . . . .  5
                       Exchange Act. . . . . . . . . . . . . .  5
                       Exchange Date . . . . . . . . . . . . .  5
                       Expiration Time . . . . . . . . . . . .  5
                       Global Registered Security. . . . . . .  5
                       Global Security . . . . . . . . . . . .  5
                       Holder. . . . . . . . . . . . . . . . .  5
                       Indenture . . . . . . . . . . . . . . .  6
                       Interest Payment Date . . . . . . . . .  6
                       Liquidated Damages. . . . . . . . . . .  6
                       Non-electing Share. . . . . . . . . . .  6
                       Officers Certificate. . . . . . . . . .  6
                       Opinion of Counsel. . . . . . . . . . .  6
                       Outstanding . . . . . . . . . . . . . .  6
                       Paying Agent. . . . . . . . . . . . . .  7
                       Person. . . . . . . . . . . . . . . . .  7
                       Place of Conversion . . . . . . . . . .  7
                       Place of Payment. . . . . . . . . . . .  7
                       Predecessor Security. . . . . . . . . .  7
                       Purchased Shares. . . . . . . . . . . .  7
                       Record Date . . . . . . . . . . . . . .  7
                       Redemption Date . . . . . . . . . . . .  8
                       Redemption Price. . . . . . . . . . . .  8
                       Reference Date. . . . . . . . . . . . .  8
                       Registered Security . . . . . . . . . .  8
                       Registration Rights Agreement . . . . .  8
                       Regular Record Date . . . . . . . . . .  8
                       Repurchase Date . . . . . . . . . . . .  8
                       Repurchase Price. . . . . . . . . . . .  8
                       Responsible Officer . . . . . . . . . .  8
                       Restricted Global Registered Security .  8
                       Restricted Security . . . . . . . . . .  8
                       Rule 144A Information . . . . . . . . .  8
                       Securities. . . . . . . . . . . . . . .  8
                       Securities Act. . . . . . . . . . . . .  8
                       "Security Register" and "Security
                       Registrar". . . . . . . . . . . . . . .  9
                       "Senior Indebtedness" . . . . . . . . .  9
                       "Shelf Registration Statement". . . . .  9
                       Special Record Date . . . . . . . . . .  9
                       Stated Maturity . . . . . . . . . . . .  9
                       Subsidiary. . . . . . . . . . . . . . .  9
                       Tax Affected Security . . . . . . . . .  9
                       Tax Law Change. . . . . . . . . . . . .  9
                       Temporary Global Bearer Security. . . .  9
                       Trading Days. . . . . . . . . . . . . .  9
                       Transfer Agent. . . . . . . . . . . . . 10
                       Trustee . . . . . . . . . . . . . . . . 10
                       United States . . . . . . . . . . . . . 10
                       United States person. . . . . . . . . . 10
                       Unrestricted Global Registered
                       Security. . . . . . . . . . . . . . . . 10
                       Vice President. . . . . . . . . . . . . 10
                       Western Europe. . . . . . . . . . . . . 10
     SECTION 1.2.      Compliance Certificates and Opinions. . 11
     SECTION 1.3.      Form of Documents Delivered to the
                       Trustee . . . . . . . . . . . . . . . . 11
     SECTION 1.4.      Acts of Holders of Securities . . . . . 12
     SECTION 1.5.      Notices, Etc., to Trustee and
                       Company . . . . . . . . . . . . . . . . 13
     SECTION 1.6.      Notice to Holders of Securities;
                       Waiver. . . . . . . . . . . . . . . . . 14
     SECTION 1.7.      Effect of Headings and Table of
                       Contents. . . . . . . . . . . . . . . . 15
     SECTION 1.8.      Successors and Assigns. . . . . . . . . 15
     SECTION 1.9.      Separability Clause . . . . . . . . . . 16
     SECTION 1.10.     Benefits of Indenture . . . . . . . . . 16
     SECTION 1.11.     Governing Law . . . . . . . . . . . . . 16
     SECTION 1.12.     Legal Holidays. . . . . . . . . . . . . 16

                           ARTICLE TWO

                         SECURITY FORMS

     SECTION 2.1.      Forms Generally . . . . . . . . . . . . 17
     SECTION 2.2.      Forms of Securities . . . . . . . . . . 18
     SECTION 2.3.      Form of Coupon. . . . . . . . . . . . . 52
     SECTION 2.4.      Form of Certificate of
                       Authentication. . . . . . . . . . . . . 53
     SECTION 2.5.      Form of Conversion Notice . . . . . . . 54
     SECTION 2.6.      Legend on Restricted Securities . . . . 56

                          ARTICLE THREE

                         THE SECURITIES

     SECTION 3.1.      Title and Terms . . . . . . . . . . . . 57
     SECTION 3.2.      Denominations . . . . . . . . . . . . . 58
     SECTION 3.3.      Execution, Authentication, Delivery
                       and Dating. . . . . . . . . . . . . . . 58
     SECTION 3.4.      Global Securities.. . . . . . . . . . . 59
     SECTION 3.5.      Registration, Registration of
                       Transfer and Exchange; Restrictions
                       on Transfer . . . . . . . . . . . . . . 63
     SECTION 3.6.      Mutilated, Destroyed, Lost or Stolen
                       Securities and Coupons. . . . . . . . . 67
     SECTION 3.7.      Payment of Interest, Interest Rights
                       Preserved . . . . . . . . . . . . . . . 69
     SECTION 3.8.      Persons Deemed Owners . . . . . . . . . 70
     SECTION 3.9.      Cancellation. . . . . . . . . . . . . . 71
     SECTION 3.10.     Computation of Interest . . . . . . . . 71
     SECTION 3.11.     Form of Certification . . . . . . . . . 71
     SECTION 3.12.     CUSIP Numbers . . . . . . . . . . . . . 73
     SECTION 3.13.     Notification of Withholding.. . . . . . 73

                          ARTICLE FOUR

                   SATISFACTION AND DISCHARGE

     SECTION 4.1.      Satisfaction and Discharge of
                       Indenture . . . . . . . . . . . . . . . 73
     SECTION 4.2.      Application of Trust Money. . . . . . . 75

                          ARTICLE FIVE

                            REMEDIES

     SECTION 5.1.      Events of Default . . . . . . . . . . . 75
     SECTION 5.2.      Acceleration of Maturity; Rescission
                       and Annulment . . . . . . . . . . . . . 77
     SECTION 5.3.      Collection of Indebtedness and Suits
                       for Enforcement
                       by Trustee. . . . . . . . . . . . . . . 78
     SECTION 5.4.      Trustee May File Proofs of Claim. . . . 79
     SECTION 5.5.      Trustee May Enforce Claims Without
                       Possession of
                       Securities or Coupons . . . . . . . . . 80
     SECTION 5.6.      Application of Money Collected. . . . . 80
     SECTION 5.7.      Limitation on Suits . . . . . . . . . . 80
     SECTION 5.8.      Unconditional Right of Holders to
                       Receive Principal,
                       Premium and Interest and to Convert . . 81
     SECTION 5.9.      Restoration of Rights and Remedies. . . 81
     SECTION 5.10.     Rights and Remedies Cumulative. . . . . 82
     SECTION 5.11.     Delay or Omission Not Waiver. . . . . . 82
     SECTION 5.12.     Control by Holders of Securities. . . . 82
     SECTION 5.13.     Waiver of Past Defaults . . . . . . . . 83
     SECTION 5.14.     Undertaking for Costs . . . . . . . . . 83
     SECTION 5.15.     Waiver of Stay or Extension Laws. . . . 83

                           ARTICLE SIX

                           THE TRUSTEE

     SECTION 6.1.      Certain Duties and Responsibilities . . 84
     SECTION 6.2.      Notice of Defaults. . . . . . . . . . . 85
     SECTION 6.3.      Certain Rights of Trustee . . . . . . . 85
     SECTION 6.4.      Not Responsible for Recitals or
                       Issuance of Securities. . . . . . . . . 87
     SECTION 6.5.      May Hold Securities, Act as Trustee
                       Under Other
                       Indentures. . . . . . . . . . . . . . . 87
     SECTION 6.6.      Money Held in Trust . . . . . . . . . . 87
     SECTION 6.7.      Compensation and Reimbursement. . . . . 87
     SECTION 6.8.      Corporate Trustee Required;
                       Eligibility . . . . . . . . . . . . . . 88
     SECTION 6.9.      Resignation and Removal; Appointment
                       of Successor. . . . . . . . . . . . . . 89
     SECTION 6.10.     Acceptance of Appointment by
                       Successor . . . . . . . . . . . . . . . 90
     SECTION 6.11.     Merger, Conversion, Consolidation or
                       Succession to Business. . . . . . . . . 90
     SECTION 6.12.     Authenticating Agents . . . . . . . . . 91

                          ARTICLE SEVEN

      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 7.1.      Company May Consolidate, Etc., Only
                       on Certain Terms. . . . . . . . . . . . 93
     SECTION 7.2.      Successor Substituted . . . . . . . . . 94

                          ARTICLE EIGHT

                     SUPPLEMENTAL INDENTURES

     SECTION 8.1.      Supplemental Indentures Without
                       Consent of Holders
                       of Securities or Coupons. . . . . . . . 94
     SECTION 8.2.      Supplemental Indentures with Consent
                       of Holders of Securities. . . . . . . . 95
     SECTION 8.3.      Execution of Supplemental Indentures. . 96
     SECTION 8.4.      Effect of Supplemental Indentures . . . 96
     SECTION 8.5.      Reference in Securities to
                       Supplemental Indentures . . . . . . . . 97
     SECTION 8.6.      Notice of Supplemental Indentures . . . 97

                          ARTICLE NINE

                MEETINGS OF HOLDERS OF SECURITIES

     SECTION 9.1.      Purposes for Which Meetings May Be
                       Called. . . . . . . . . . . . . . . . . 97
     SECTION 9.2.      Call, Notice and Place of Meetings. . . 97
     SECTION 9.3.      Persons Entitled to Vote at Meetings. . 98
     SECTION 9.4.      Quorum; Action. . . . . . . . . . . . . 98
     SECTION 9.5.      Determination of Voting Rights;
                       Conduct and Adjournment of Meetings . . 99
     SECTION 9.6.      Counting Votes and Recording Action
                       of Meetings . . . . . . . . . . . . . .100

                           ARTICLE TEN

                            COVENANTS

     SECTION 10.1.     Payment of Principal, Premium and
                       Interest. . . . . . . . . . . . . . . .100
     SECTION 10.2.     Maintenance of Offices or Agencies. . .101
     SECTION 10.3.     Money for Security Payments To Be
                       Held in Trust . . . . . . . . . . . . .102
     SECTION 10.4.     Additional Amounts and Bearer
                       Additional Amounts. . . . . . . . . . .103
     SECTION 10.5.     Existence . . . . . . . . . . . . . . .104
     SECTION 10.6.     Maintenance of Properties . . . . . . .105
     SECTION 10.7.     Payment of Taxes and Other Claims . . .105
     SECTION 10.8.     Registration and Listing. . . . . . . .105
     SECTION 10.9.     Statement by Officers as to Default.. .106
     SECTION 10.10.    Delivery of Certain Information.. . . .106
     SECTION 10.11.    Resale of Certain Securities;
                       Reporting Issuer. . . . . . . . . . . .106
     SECTION 10.12.    Registration Rights . . . . . . . . . .107
     SECTION 10.13.    Waiver of Certain Covenants.. . . . . .108

                         ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

     SECTION 11.1.     Right of Redemption . . . . . . . . . .108
     SECTION 11.2.     Applicability of Article. . . . . . . .108
     SECTION 11.3.     Election to Redeem; Notice to
                       Trustee . . . . . . . . . . . . . . . .108
     SECTION 11.4.     Selection by Trustee of Securities
                       to Be Redeemed. . . . . . . . . . . . .109
     SECTION 11.5.     Notice of Redemption. . . . . . . . . .110
     SECTION 11.6.     Deposit of Redemption Price . . . . . .111
     SECTION 11.7.     Securities Payable on Redemption
                       Date. . . . . . . . . . . . . . . . . .111
     SECTION 11.8.     Registered Securities Redeemed in
                       Part. . . . . . . . . . . . . . . . . .112

                         ARTICLE TWELVE

                    CONVERSION OF SECURITIES

     SECTION 12.1.     Conversion Privilege and Conversion
                       Price . . . . . . . . . . . . . . . . .112
     SECTION 12.2.     Exercise of Conversion Privilege. . . .113
     SECTION 12.3.     Fractions of Shares . . . . . . . . . .115
     SECTION 12.4.     Adjustment of Conversion Price. . . . .115
     SECTION 12.5.     Notice of Adjustments of Conversion
                       Price . . . . . . . . . . . . . . . . .120
     SECTION 12.6.     Notice of Certain Corporate Action. . .120
     SECTION 12.7.     Company to Reserve Class B Common
                       Stock . . . . . . . . . . . . . . . . .121
     SECTION 12.8.     Taxes on Conversions. . . . . . . . . .122
     SECTION 12.9.     Covenant as to Class B Common Stock . .122
     SECTION 12.10.    Cancellation of Converted Securities. .122
     SECTION 12.11.    Provision in Case of Consolidation,
                       Merger or Sale of Assets. . . . . . . .122

                        ARTICLE THIRTEEN

                          SUBORDINATION

     SECTION 13.1.     Securities Subordinated to Senior
                       Indebtedness. . . . . . . . . . . . . .123
     SECTION 13.2.     No Payments in Certain
                       Circumstances; Payment Over
                       of Proceeds Upon Dissolution, Etc.. . .124
     SECTION 13.3.     Notice to Trustee of Specified
                       Events; Reliance on Certificate of
                       Liquidating Agent . . . . . . . . . . .126
     SECTION 13.4.     Trustee to Effectuate Subordination . .127
     SECTION 13.5.     Trustee Not Charged with Knowledge
                       of Prohibition. . . . . . . . . . . . .127
     SECTION 13.6.     Trustee Not Fiduciary for Holders of
                       Senior Indebtedness . . . . . . . . . .127
     SECTION 13.7.     Rights of Trustee as Holder of
                       Senior Indebtedness; Preservation of
                       Trustee's Rights. . . . . . . . . . . .128
     SECTION 13.8.     Article Applicable to Paying Agents . .128
     SECTION 13.9.     Certain Conversions Deemed Payment. . .128

                        ARTICLE FOURTEEN

          REPURCHASE OF SECURITIES AT THE OPTION OF THE
                 HOLDER UPON A CHANGE IN CONTROL

     SECTION 14.1.     Right to Require Repurchase . . . . . .129
     SECTION 14.2.     Notices; Method of Exercising
                       Repurchase Right, Etc . . . . . . . . .130
     SECTION 14.3.     Certain Definitions . . . . . . . . . .133

                         ARTICLE FIFTEEN

        HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 15.1.     Company to Furnish Trustee Names and
                       Addresses of Holders. . . . . . . . . .135
     SECTION 15.2.     Preservation of Information.. . . . . .135



TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . .  137

SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . .  137

ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . .  138

     INDENTURE, dated as of March 26, 1996, between Continental Airlines, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019 (herein called the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee hereunder (herein called the "Trustee").

                     RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its 6 3/4% Convertible Subordinated Notes due April 15, 2006 (herein called the "Securities") and the coupons, if any, thereto appertaining, of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities and the coupons, if any, thereto appertaining, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Class B Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Class B Common Stock issuable upon such conversion, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities and the coupons, if any, thereto appertaining, as follows:


                           ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION

SECTION 1.1.   Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

     "Additional Amounts" has the meaning specified in Section
2.2.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized pursuant to Section 6.12 to act on behalf of the Trustee to authenticate
Securities.

     "Authorized Newspaper" means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Monday, Tuesday, Wednesday, Thursday and Friday, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Monday, Tuesday, Wednesday, Thursday and Friday. For purposes of publication in London and Luxembourg, such term shall mean the Financial Times and the Luxemburger Wort, respectively, unless such newspapers are not available.

     "Bearer Additional Amounts" has the meaning specified in
Section 2.2(a).

     "Bearer Security" means any Security issued in substantially the form set forth in Section 2.2(a).

     "Board of Directors" or "Board" means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

     "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; provided, however, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 13.5; provided, further, that a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Sections 10.1, 10.3 or 11.6.

     "CEDEL" has the meaning specified in Section 3.4.

     "Change in Control" has the meaning specified in Section
14.3.

     "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 12.11, shares issuable upon conversion of Securities shall include only shares of Class B Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time as a result of such reclassification or reclassifications there shall be more than one such resulting class, the shares so issuable upon conversion of Securities shall include shares of all such classes, and the number of shares of each such class then so issuable shall be in the same proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Closing Price Per Share" means, with respect to a class of Common Stock of the Company, for any day, the reported last sales price regular way per share of such class or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case
(i) on the New York Stock Exchange or, if such class of Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which such class of Common Stock is listed or admitted to trading or (ii) if not quoted on the New York Stock Exchange or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or (iii) if not so available in either manner set forth in (i) or (ii), as otherwise determined in good faith by the Board of Directors.

     "Code" has the meaning specified in Section 2.1.

     "Commission" means the United States Securities and Exchange
Commission.

     "Common Depositary" has the meaning specified in Section
3.4.

     "Common Stock" means the Company's Class A Common Stock, par value $0.01 per share, Class B Common Stock, Class C Common Stock, par value $0.01 per share and Class D Common Stock, par value $0.01 per share, together with any other class of capital stock of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive
Officer, its President or a Vice President, and by its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Constituent Person" has the meaning specified in Section
12.11.

     "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article Twelve. The Company has initially appointed the Trustee as its Conversion Agent in the Borough of Manhattan, The City of New York, and as its Conversion Agent in London, England, Bankers Trust Luxembourg S.A. as its Conversion Agent in Luxembourg and Swiss Bank Corporation as its Conversion Agent in Zurich, Switzerland.

     "Conversion Price" has the meaning specified in Section
12.1.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at Four Albany Street, New York, New York 10006).

     "corporation" means a corporation, company, including, without limitation, a limited liability company, association, joint-stock company or business trust.

     "Current Principal Shareholders" has the meaning specified in Section 14.3 hereof.

     "coupon" means any interest coupon appertaining to a Bearer
Security.

     "Defaulted Interest" has the meaning specified in Section
3.7.

     "Definitive Security" means any Security that is a Bearer
Security (other than the Temporary Global Bearer Security) or a
Registered Security (other than a Global Registered Security).

     "Depositary" means, with respect to any Securities issued in whole or in part in the form of one or more Global Registered Securities, the clearing agency that is registered under the Exchange Act and designated to act as Depositary for such Securities, as contemplated by Section 3.4(b), or any successor clearing agency registered under the Exchange Act as contemplated by Section 3.4(b).

     "Determination Notice" has the meaning specified in Section
2.2(a).

     "Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "EUROCLEAR" has the meaning specified in Section 3.4.

     "Event of Default" has the meaning specified in Section 5.1.

     "Exchange Act" means the United States Securities Exchange
Act of 1934, as amended from time to time.

     "Exchange Date" means the date 40 days after March 26, 1996.

     "Expiration Time" has the meaning specified in Section
12.4(6).

     "Global Registered Security" means any Registered Security issued in the form set forth in Section 2.2(b) and registered in the Security Register in the name of a Depositary or a nominee thereof.

     "Global Security" means any Security that is a Temporary
Global Bearer Security or a Global Registered Security.

     "Holder", when used with respect to any Registered Security, means the Person in whose name the Security is registered in the Security Register, when used with respect to any Bearer Security or Temporary Global Bearer Security, means the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Liquidated Damages" has the meaning specified in Section
10.12.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in Article Fourteen or otherwise.

     "Non-electing Share" has the meaning specified in Section
12.11.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of independent counsel of recognized standing who may be counsel for, or an employee of, the Company and who shall be reasonably acceptable to the Trustee.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons thereto appertaining, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii)  Securities which have been paid pursuant to
     Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent in the Borough of Manhattan, The City of New York and as its Paying Agent in London, England, Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, as its Paying Agent in Luxembourg and Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland as its Paying Agent in Switzerland.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Conversion" has the meaning specified in Section
3.1.

     "Place of Payment" has the meaning specified in Section 3.1.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Purchased Shares" has the meaning specified in Section
12.4(6).

     "Record Date" means any Regular Record Date or Special
Record Date.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Date" has the meaning specified in Section
12.4(4).

     "Registered Security" means any Security (including any
Global Registered Security) issued in substantially the form set forth in Section 2.2(b) and registered in the Security Register.

     "Registration Rights Agreement" has the meaning specified in
Section 10.12.

     "Regular Record Date" for interest payable in respect of any Registered Security on any Interest Payment Date means the April
1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Repurchase Date" has the meaning specified in Section 14.1.

     "Repurchase Price" has the meaning specified in Section
14.1.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee including without limitation any vice president, assistant vice president, assistant treasurer, assistant secretary, corporate trust officer, assistant corporate trust officer or other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

     "Restricted Global Registered Security" means a Global
Registered Security which is a Restricted Security.

     "Restricted Security" has the meaning specified in Section
2.6.

     "Rule 144A Information" has the meaning specified in Section
10.10.

     "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

     "Securities Act" means the United States Securities Act of
1933, as amended from time to time.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

     "Senior Indebtedness" has the meaning specified in Section
13.1.

     "Shelf Registration Statement" has the meaning specified in
Section 10.12.

     "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Company pursuant to Section
3.7.

     "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

     "Tax Affected Security" means (i) all Bearer Notes if, as a result of any Tax Law Change, the Company has or will become obligated to pay Additional Amounts in respect of any Bearer Note and (ii) any Registered Note that, on or before the 30th day after the date on which the Company publishes a notice of redemption pursuant to the third paragraph of the reverse of the Registered Security in Section 2.2(b) hereof, is delivered to the Trustee together with a written statement from or on behalf of the beneficial owner of such Registered Note to the effect that such beneficial owner has or will become entitled to receive Additional Amounts as a result of such Tax Law Change.

     "Tax Law Change" means any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings.

     "Temporary Global Bearer Security" means any Security issued in substantially the form set forth in Section 2.2(c).

     "Trading Days" of a class of Common Stock means (i) if such class of Common Stock is listed or admitted for trading on the New York Stock Exchange or on any national securities exchange, days on which such national securities exchange is open for business; (ii) if such class of Common Stock is quoted on a system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system; or (iii) if such class of Common Stock is not listed or admitted for trading on the New York Stock Exchange or other national securities exchange or quoted on any system of automated dissemination of quotation of securities prices, days on which such class of Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such class of Common Stock are available.

     "Transfer Agent" has the meaning specified in Section 2.2(a). The Company has initially appointed the Trustee as its Transfer Agent in the Borough of Manhattan, The City of New York and as its Transfer Agent in London, England and Bankers Trust Luxembourg S.A. as its Transfer Agent in Luxembourg.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "United States" means the United States of America
(including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S.
Virgin Islands, Guam, American Samoa, Wake Island and the
Northern Mariana Islands).

     "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     "United States person" has the meaning specified in Section
2.2(a).

     "Unrestricted Global Registered Security" means a Global
Registered Security which is not a Restricted Security.

     "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Western Europe" means Austria, Belgium, Denmark, France,
Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway,
Portugal, Spain, Sweden, Switzerland and the United Kingdom.


SECTION 1.2.   Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee or the Paying Agent in London to take any action under any provision of this Indenture, the Company shall furnish to the Trustee or the Paying Agent in London, as the case may be, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.9) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 1.3.   Form of Documents Delivered to the Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 1.4.   Acts of Holders of Securities.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or
(2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Nine. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 9.6.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The principal amount and serial number of any Bearer Security held by any Person, and the date of his holding the same, may be proved by the production of such Bearer Security or by a certificate executed by any trust company, bank, broker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee or the Paying Agent in London to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Security therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Security, if such certificate or affidavit is deemed by the Trustee or the Paying Agent in London to be satisfactory. The Trustee, the Paying Agent in London and the Company may assume that any Bearer Security continues to be held by such Person until (1) another certificate or affidavit bearing a later date issued in respect of such Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee or the Paying Agent in London by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

     (d) The principal amount and serial number of any Registered Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

     (e) The principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Paying Agent in London deems sufficient; and the Paying Agent in London may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

     (f) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee or the Paying Agent in London deems sufficient; and the Trustee or the Paying Agent in London may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.
     (g) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and any coupon appertaining thereto and the Holder of every Security or coupon issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security or coupon.

     (h) The provisions of this Section 1.4 are subject to the provisions of Section 9.5.


SECTION 1.5.   Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee or the Paying Agent in London by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust and Agency Group, or to or with the Paying Agent in London and received at 1 Appold Street, Broadgate, London EC2A 2HE, England, Attention: Corporate Trust and Agency Group, or

          (2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, telecopy no.: (713) 520-6329, Attention: Chief Financial Officer and General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice (other than a notice published in Luxembourg) may be in an official language of the country of publication.


SECTION 1.6.   Notice to Holders of Securities; Waiver.

     Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event,

          (1) such notice shall be sufficiently given to Holders of Bearer Securities or any Temporary Global Bearer Security if published in an Authorized Newspaper in the City of London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg or, if not practicable in either London, England, or Luxembourg, elsewhere in any country in Western Europe, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication to be not later than the latest date herein prescribed for the giving of such notice; and

          (2) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

     Neither the failure to give notice by publication to Holders of Bearer Securities or any Temporary Global Bearer Security as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification as shall be given with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such Holders for every purpose hereunder.

     In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities or any Temporary Global Bearer Security given as provided above. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

     In the case of paragraph (1) of this section, such notice shall be deemed to have been given on the date of such publication or, if published in Authorized Newspapers on different dates, on the date of the first such publication.

     In the case of paragraph (2) of this section, such notice shall be deemed to have been given when such notice is mailed.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION 1.7.   Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 1.8.   Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 1.9.   Separability Clause.

     In case any provision in this Indenture or the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 1.10.  Benefits of Indenture.

     Except as provided in the next sentence, nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities and coupons, any benefit or legal or equitable right, remedy or claim under this Indenture. The provisions of Article Thirteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.


SECTION 1.11.  Governing Law.

     THIS INDENTURE AND THE SECURITIES AND COUPONS SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, THE UNITED STATES OF AMERICA, WITHOUT REGARD
TO THE PRINCIPLES OF CONFLICTS OF LAWS.


SECTION 1.12.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or coupon or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of interest or principal and premium, if any, or delivery for conversion of such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.


                           ARTICLE TWO

                         SECURITY FORMS


SECTION 2.1.   Forms Generally.

     The Securities and the coupons shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), or as may, consistently herewith, be determined by the officers executing such Securities and coupons, as evidenced by their execution thereof.

     The Trustee's certificates of authentication shall be in substantially the form set forth in Section 2.4.

     Conversion notices shall be in substantially the form set forth in Section 2.5.

     Registered Securities that are Restricted Securities shall bear the legend required by Section 2.6.

     The Registered Securities shall be issued in the form of one or more Global Registered Securities and will only be issued in definitive form in accordance with Section 3.4(b). The Depositary for such Global Registered Securities shall initially be The Depository Trust Company.

     A Global Security may be printed, lithographed, typewritten, mimeographed or otherwise produced, as determined by the officers of the Company executing such Security, as evidenced by their execution thereof. The format and spacing of the text of a Definitive Security may be varied to facilitate such production.

     The Definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities and coupons, as evidenced by their execution thereof.


SECTION 2.2.   Forms of Securities.

     (a)  Form of Bearer Security

                         [FORM OF FACE]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE
SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS,
INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a)
OF THE INTERNAL REVENUE CODE.

                   CONTINENTAL AIRLINES, INC.

              6 3/4% CONVERTIBLE SUBORDINATED NOTE
                       DUE APRIL 15, 2006

No. _________________                                 U.S. $5,000
ISIN No. XS0064495905


     CONTINENTAL AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of five thousand United States Dollars (U.S.$5,000) on April 15, 2006 and to pay interest thereon, from March 26, 1996, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (each, an "Interest Payment Date"), commencing October 15, 1996, at the rate of 6 3/4% per annum (together with any Additional Amounts and Bearer Additional Amounts (in each case, as defined below) that the Company may be required to pay), until the principal hereof is due, and at the rate of 6 3/4% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. Such payments shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to terminate the appointment of any such Paying Agent, at the option of the Holder at (a) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England, (b) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg or (c) the office of Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland, or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder by United States Dollar check drawn on a bank in the Borough of Manhattan, The City of New York or by transfer of United States Dollars to a United States Dollar account maintained by the payee with a bank located outside the United States (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Paying Agent in London by no later than 15 days prior to the relevant payment date). Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment of principal of, premium, if any, or interest on, including Additional Amounts and Bearer Additional Amounts with respect to this Security shall be made at the Corporate Trust Office of the Trustee under the Indenture referred to on the reverse hereof or at any other office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of, premium, if any, or interest on this Security and payment of any such Additional Amounts or Bearer Additional Amounts may be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, if any, interest, Additional Amounts or Bearer Additional Amounts, as the case may be, at all offices outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States Dollars, as determined by the Company.

     The Company will pay to the Holder of this Security or any coupon appertaining hereto who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security or in such coupon to be then due and payable; provided, however, that the Company shall not be obligated to pay any Additional Amounts in respect of payments becoming due on the Securities more than 15 days after the redemption date for a redemption pursuant to the third paragraph of the reverse of this Security, except to the extent that the Company's obligation to pay such Additional Amounts does not arise from the Tax Law Change that resulted in such redemption; and provided further, that the foregoing obligation to pay Additional Amounts will not apply to:

          (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States Federal income tax;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security or any coupon appertaining hereto for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

          (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security or any coupon appertaining hereto, if compliance is required by statute or by regulation the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on this Security;

          (f) any tax, assessment or other governmental charge imposed on a Holder as a result of that Person's past or present actual or constructive ownership, including by virtue of the right to convert Securities, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or that Person's status as a controlled foreign corporation related to the Company through stock ownership;

          (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on this Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

          (h) any tax, assessment or other governmental charge imposed on a Holder that is a partnership, a fiduciary or other than the sole beneficial owner of such payment, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly been the Holder of this Security or coupon, if any; or

          (i)  any combination of items (a), (b), (c), (d), (e),
     (f), (g) and (h).

     For purposes of this Security, a "United States Alien" is any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust. Solely for purposes of the foregoing definition of "United States Alien", the term "United States" shall include, when used in the geographical sense, only the States and the District of Columbia.

     Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the fourth paragraph of the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined on the reverse hereof), to have the provisions of this paragraph apply in lieu of redeeming this Security pursuant to such fourth paragraph. In such event, the Company will pay as additional amounts ("Bearer Additional Amounts") such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal of and premium, if any, due in respect of this Security, or interest represented by any coupon, the beneficial owner of which is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such fourth paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of this Security or such coupon is within the category of Persons described in clause
(a) of the second preceding paragraph or (c) imposed as a result of presentation of this Security or such coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in this Security or such coupon to be then due and payable.

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security or any coupon appertaining thereto, such mention shall be deemed to include mention of the payment of Additional Amounts and Bearer Additional Amounts payable as described in the first and third preceding paragraphs, respectively, to the extent that, in such context, Additional Amounts or Bearer Additional Amounts, as the case may be, are, were or would be payable in respect of this Security pursuant to such paragraphs, and express mention of the payment of such Additional Amounts or Bearer Additional Amounts (if applicable), as the case may be, in any provisions of this Security shall not be construed as excluding Additional Amounts or Bearer Additional Amounts, as the case may be, in those provisions of this Security where such express mention is not made.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or its Authenticating Agent by the manual signature of one of its authorized signatories, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal and coupons bearing the facsimile signature of its Chief Financial Officer be annexed hereto.



Dated as of March 26, 1996

                              CONTINENTAL AIRLINES, INC.

[Corporate Seal]

                              By:__________________________
                                 Name:
                                 Title:

Attest:


________________________
Name:
Title:

                        [FORM OF REVERSE]

     This Security is one of a duly authorized issue of securities of the Company designated as its "6 3/4% Convertible Subordinated Notes due April 15, 2006" (herein called the "Securities"), limited in aggregate principal amount to U.S.$230,000,000, issued and to be issued under an Indenture, dated as of March 26, 1996 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$5,000 and as Registered Securities, without coupons, in the denomination of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Bearer Security or Bearer Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, except as provided below, (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent (as defined below), (i) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England,
(ii) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg or
(iii) the office of Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland, or at such other offices or agencies outside the United States as the Company may designate (each a "Transfer Agent"); provided, however, that such surrender may be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, if (but only if) such surrender at all offices outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date or date for payment of Defaulted Interest will not be required to be surrendered with the coupon relating to such Interest Payment Date or date for payment of Defaulted Interest. Bearer Securities may not be issued in exchange for Registered Securities.

     No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company at any time on or after April 15, 1999, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at the following Redemption Prices (expressed as percentages of the principal amount) for the twelve-month period beginning on April 15 of the following years:

                                   Redemption
                    Year             Price

                    1999           104.725
                    2000           104.050
                    2001           103.375
                    2002           102.700
                    2003           102.025
                    2004           101.350
                    2005           100.675

and thereafter at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date, and certain Securities held by United States Aliens and Bearer Securities are also redeemable in whole but not in part, under the circumstances described in the next two succeeding paragraphs, respectively, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to the Redemption Date; provided, however, that interest installments on Bearer Securities whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States except as herein provided otherwise).

     If as a result of a Tax Law Change, the Company has or will become obligated to pay to the Holder of any Security or coupon Additional Amounts, as described in the second paragraph of the face of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities as a whole, but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, and any Additional Amounts then payable; provided, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such Tax Law Change. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

     In addition, if the Company determines, based upon an Opinion of Counsel, that, as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, premium, if any, or interest due with respect to any Bearer Security or coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or
(ii) to any custodian, nominee or other agent of the beneficial owner or (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided that, in each case referred to in clauses
(a)(ii) and (b), payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement, the Company at its election will either (x) redeem the Bearer Securities, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to the Redemption Date, or (y) if and so long as the conditions of the fourth paragraph on the face hereof are satisfied, pay the Bearer Additional Amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee and the Paying Agent in London, England, thereof in writing as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided in the second following paragraph (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Bearer Securities or will pay the Bearer Additional Amounts specified in the fourth paragraph on the face hereof and (if applicable) the last date by which the redemption of the Bearer Securities must take place. If the Company shall elect to redeem the Bearer Securities pursuant to clause (x) above, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice given in writing to the Trustee and the Paying Agent in London at least 75 days before the Redemption Date, unless shorter notice shall be acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Bearer Securities if the Company, based upon an Opinion of Counsel, subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing of its determination not to so redeem the Securities, and the Trustee will promptly give notice to the Holders of the Bearer Securities of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Bearer Additional Amounts, the Company may, as long as the Company is obligated to pay such Bearer Additional Amounts, subsequently redeem the Bearer Securities, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to the Redemption Date, and any Additional Amounts or Bearer Additional Amounts.

     In the event of a redemption of less than all of the Securities, the Company will not be required (a) to register the transfer or exchange of Registered Securities or to exchange Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption,
(b) to register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, or (c) to exchange any Bearer Security called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for conversion consistent with the provisions described in Sections 2.5 and 12.2 of the Indenture.

     Notice of redemption will be given by publication in Authorized Newspapers in the City of London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in Luxembourg, or, if not practicable in either London, England, or Luxembourg, elsewhere in a Western European city. Notice to the Holders will be given at least twice not less than 30 nor more than 60 days prior to the Redemption Date as provided in the Indenture.

     In any case where the due date for the payment of the principal of, or premium, if any, or interest, including Additional Amounts and Bearer Additional Amounts, on, any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest, including Additional Amounts and Bearer Additional Amounts, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or after June 24, 1996 and on or before the close of business on April 15, 2006, or in case this Security is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Repurchase Date, as the case may be, to convert this Security into fully paid and nonassessable shares of Class B Common Stock of the Company at an initial Conversion Price of U.S. $60.39 for each share of Class B Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Security, together with all coupons appertaining hereto that mature after the date of conversion, and also the conversion notice hereon, duly executed, to the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below), at (a) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England, (b) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg or (c) the office of Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland, or at such other offices or agencies outside the United States as the Company may designate (each a "Conversion Agent"). Subject to the aforesaid requirement to surrender coupons and except as provided in the Indenture, no cash payment or adjustment is to be made on conversion, if the date of conversion is not an Interest Payment Date, for interest accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Class B Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Class B Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger or transfer by a holder of the number of shares of Class B Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Class B Common Stock is not a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares and further assuming, if such consolidation, merger or transfer occurs prior to the later of June 24, 1996 and the receipt of Securities in definitive form (in the case of Securities initially represented by a Temporary Global Bearer Security), that the Security was convertible at the time of such occurrence at the Conversion Price specified above as adjusted from the issue date of such Security to such time as provided in the Indenture). No adjustment in the Conversion Price will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of shares of Class B Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Class B Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by any such Holder or holder with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     If a Change in Control occurs, the Holder of this Security shall have the right, at the Holder's option, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security at a Repurchase Price equal to 100% of the principal amount plus accrued interest to the Repurchase Date; provided, however, that the Repurchase Price in respect of any Bearer Security will be payable only upon presentation and surrender of such Bearer Security at an office or agency outside the United States, except in the limited circumstances described in the last sentence of the first paragraph of the face hereof. At the option of the Company, the Repurchase Price may be paid in cash or, except as otherwise provided in the Indenture, by delivery of shares of Class B Common Stock having a fair market value equal to the Repurchase Price; provided that payment may not be made in Class B Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the Nasdaq National Market System. For purposes of this paragraph, the fair market value of shares of Class B Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

     The indebtedness evidenced by this Security and any coupons appertaining hereto is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security or any coupon appertaining to this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, to the extent permitted by law, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and coupons under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of 66-2/3% in principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities and coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security or any coupon appertaining hereto shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security or any coupon appertaining hereto for the enforcement of any payment of principal hereof, premium, if any, or interest hereon (including any Additional Amounts and Bearer Additional Amounts) on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Amounts and Bearer Additional Amounts, as described herein) this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     Title to this Security and the coupons appertaining hereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of this Security and any coupon appertaining thereto as the owner thereof for all purposes, whether or not this Security or such coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of laws.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     ELECTION OF HOLDER TO REQUIRE REPURCHASE

     1. Pursuant to Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     2. The undersigned hereby directs the Company to pay bearer an amount in cash or, at the Company's election, shares of Class B Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount hereof, plus interest accrued to the Repurchase Date, as provided in the Indenture.


Dated:_______________________
_______________________
                                             Signature

     (b)  Form of Registered Security

                         [FORM OF FACE]

[THE FOLLOWING LEGEND (THE "RULE 144A LEGEND") SHALL APPEAR ON
THE FACE OF EACH RESTRICTED SECURITY OTHER THAN ANY GLOBAL
REGISTERED SECURITY:

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND ANY SHARES OF CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THIS SECURITY MAY ONLY BE SOLD IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CONTINENTAL AIRLINES, INC. (THE "COMPANY") THAT (A) THIS SECURITY AND ANY SHARES OF CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN THE CASE OF ANY PURCHASER OTHER THAN A PURCHASER WHO HAS OTHERWISE AGREED WITH THE COMPANY IN WRITING, TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS THEREOF, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER OF THIS SECURITY OR ANY CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OR SUCH CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THIS SECURITY, ANY SHARES OF CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED
GLOBAL REGISTERED SECURITY:

     THE SECURITIES EVIDENCED BY THIS GLOBAL REGISTERED SECURITY (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES AND ANY SHARES OF CLASS B COMMON STOCK ISSUABLE UPON THEIR CONVERSION MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. SUCH SECURITIES MAY ONLY BE SOLD IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF SUCH BENEFICIAL INTEREST IN THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL REGISTERED SECURITY (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THE GLOBAL REGISTERED SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF CONTINENTAL AIRLINES, INC. (THE "COMPANY") THAT (A) ANY BENEFICIAL INTEREST IN THE SECURITIES AND ANY SHARES OF CLASS B COMMON STOCK ISSUABLE UPON THEIR CONVERSION MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN THE CASE OF ANY PURCHASER OTHER THAN A PURCHASER WHO HAS OTHERWISE AGREED WITH THE COMPANY IN WRITING, TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS THEREOF, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND THAT
(B) THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL REGISTERED SECURITY OR ANY CLASS B COMMON STOCK ISSUABLE UPON CONVERSION THEREOF IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES OR SUCH CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THIS SECURITY, ANY SHARES OF CLASS B COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES, REPRESENTING THE INTERESTS HELD BY EACH BENEFICIAL OWNER HEREOF AND THEREOF, SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL
REGISTERED SECURITY:

     THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL REGISTERED SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH
UNRESTRICTED GLOBAL REGISTERED SECURITY:

     THE SECURITIES EVIDENCED BY THIS GLOBAL REGISTERED SECURITY (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN EACH CASE IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.]


                   CONTINENTAL AIRLINES, INC.

              6 3/4% CONVERTIBLE SUBORDINATED NOTE
                       DUE APRIL 15, 2006

No. _____________                                      U.S.$_____
CUSIP No. ____________

     CONTINENTAL AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _____________ United States Dollars (U.S.$_____) [(which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian of the Depositary, in accordance with the rules and procedures of the Depositary)] on April 15, 2006 and to pay interest thereon, from March 26, 1996, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (each, an "Interest Payment Date"), commencing October 15, 1996, at the rate of 6 3/4% per annum (together with any Additional Amounts and Liquidated Damages that the Company may be required to pay), until the principal hereof is due, and at the rate of 6 3/4% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Registered Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at, at the option of the Holder, the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S. $2,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in the Borough of Manhattan, The City of New York. Payment of interest on this Security may be made by United States Dollar check drawn on a bank in the Borough of Manhattan, The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in the Borough of Manhattan, The City of New York.

     The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall not be obligated to pay any Additional Amounts in respect of payments becoming due on the Securities more than 15 days after the redemption date for a redemption pursuant to the third paragraph of the reverse of this Security, except to the extent that the Company's obligation to pay such Additional Amounts does not arise from the Tax Law Change that resulted in such redemption; and provided, further, that the foregoing obligation to pay Additional Amounts will not apply to:

          (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States Federal income tax;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

          (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if compliance is required by statute or by regulation or ruling of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on this Security;

          (f) any tax, assessment or other governmental charge imposed on a Holder as a result of that Person's past or present actual or constructive ownership, including by virtue of the right to convert Securities, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or that Person's status as a controlled foreign corporation related to the Company through stock ownership;

          (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on this Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

          (h) any tax, assessment or other governmental charge imposed on a Holder that is a partnership, a fiduciary or other than the sole beneficial owner of such payment, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly been the Holder of this Security; or

          (i)  any combination of items (a), (b), (c), (d), (e),
     (f), (g) and (h).

     For purposes of this Security, a "United States Alien" is any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust. Solely for purposes of the foregoing definition of "United States Alien", the term "United States" shall include, when used in the geographical sense, only the States and the District of Columbia.

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security such mention shall be deemed to include mention of the payment of Additional Amounts payable as described in the second preceding paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such Security and express mention of the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated:

                         CONTINENTAL AIRLINES, INC.

[Corporate Seal]

                         By:__________________________
                            Name:
                            Title:

Attest:


________________________
Name:
Title:





                        [FORM OF REVERSE]

     This Security is one of a duly authorized issue of securities of the Company designated as its "6 3/4% Convertible Subordinated Notes due April 15, 2006" (herein called the "Securities"), limited in aggregate principal amount to U.S.$230,000,000, issued and to be issued under an Indenture, dated as of March 26, 1996 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$5,000, and as Registered Securities, without coupons, in the denomination of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Registered Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Registered Security or Registered Securities to be exchanged, at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate (each a "Transfer Agent"). The Transfer Agent will then forward such surrendered Registered Securities (together with any payment surrendered therewith) to the Trustee who in turn will issue the new Registered Securities. Bearer Securities may not be issued in exchange for Registered Securities.

     No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company at any time on or after April 15, 1999, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at the following Redemption Prices (expressed as percentages of the principal amount) for the twelve- month period beginning on April 15 of the following years:

                                        Redemption
                    Year                  Price

                    1999                104.725
                    2000                104.050
                    2001                103.375
                    2002                102.700
                    2003                102.025
                    2004                101.350
                    2005                100.675

and thereafter at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date, and Securities held by United States Aliens are also redeemable, in whole but not in part, under the circumstances described in the next succeeding paragraph, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to the Redemption Date; provided, however, that interest installments on Registered Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     If as a result of a Tax Law Change, the Company has or will become obligated to pay to the Holder of any Security or coupon Additional Amounts, as described in the second paragraph of the face of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities as a whole, but not in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, and any Additional Amounts then payable; provided, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such Tax Law Change. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

     In the event of a redemption of less than all of the Securities (other than a redemption that by its terms is applicable solely to Bearer Securities), the Company will not be required (a) to register the transfer or exchange of Registered Securities or to exchange Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, (b) to register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, or (c) to exchange any Bearer Security called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for conversion consistent with the provisions described in Sections 2.5 and 12.2 of the Indenture.

     Notice of redemption will be given by publication in Authorized Newspapers in the City of London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in Luxembourg, or, if not practicable in either London, England, or Luxembourg, elsewhere in any country in Western Europe, and by mail to Holders of Registered Securities. Notice to the Holders will be given at least twice not less than 30 nor more than 60 days prior to the Redemption Date as provided in the Indenture.

     In any case where the due date for the payment of the principal of, premium, if any, or interest, including Additional Amounts and Liquidated Damages, on, any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest, including Additional Amounts and Liquidated Damages, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or after June 24, 1996, and on or before the close of business on April 15, 2006, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may
be) not after, the close of business on the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Class B Common Stock of the Company at an initial Conversion Price of U.S.$60.39 for each share of Class B Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date ("Interest Period") (except Securities called for redemption on a Redemption Date or to be repurchased on a Repurchase Date during, in each case, such Interest Period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted (or, if this Security was issued in exchange for a Bearer Security after the close of business on such Regular Record Date, by surrender of one or more coupons relating to such Interest Payment Date or by both payment in such funds and surrender of such coupon or coupons, in either case, in an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted; provided that coupons may be so surrendered only at an office or agency outside the United States designated pursuant to the Indenture), and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest, no cash payment or adjustment is to be made on conversion, if the date of conversion is not an Interest Payment Date, for interest accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Class B Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Class B Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger or transfer by a holder of the number of shares of Class B Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Class B Common Stock is not a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares and further assuming, if such consolidation, merger or transfer occurs prior to the later of June 24, 1996 and the receipt of Securities in definitive form (in the case of Securities initially represented by a Temporary Global Bearer Security), that the Security was convertible at the time of such occurrence at the Conversion Price specified above as adjusted from the issue date of such Security to such time as provided in the Indenture). No adjustment in the Conversion Price will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of shares of Class B Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Class B Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     The Holder of this Security and the Class B Common Stock of the Company issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of March 26, 1996, between the Company and Goldman Sachs International (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Registered Securities and the Class B Common Stock issuable upon conversion thereof that it will, at its expense,
(a) within 180 days after the date of issuance of the original Registered Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registered Securities and the Class B Common Stock issuable upon conversion thereof, (b) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 60 days after the date on which the Shelf Registration Statement is filed, and (c) use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act of 1933, as amended, until the third annual anniversary of the date of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement.

     If (i) on or prior to 180 days following the date of original issuance of the Registered Securities, a Shelf Registration Statement has not been filed with the Commission, or
(ii) on or prior to the 60th day following the filing of such Shelf Registration Statement, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on this Security from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date in respect of the Registered Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Registered Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective prior to the third annual anniversary of the initial effective date of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement for a period in excess of 60 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Registered Securities shall increase by an additional one-half of one percent (0.50%) per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to but excluding the day on which the Shelf Registration Statement again becomes effective.

     Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Registered Security such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

     The Holder of this Security, by its acceptance thereof, agrees to be bound by the terms of the Registration Rights
Agreement relating to the Registered Securities and the Class B
Common Stock issuable upon conversion thereof.

     If a Change in Control occurs, the Holder of this Security shall have the right, at the Holder's option in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, except as otherwise provided in the Indenture, by delivery of shares of Class B Common Stock having a fair market value equal to the Repurchase Price; provided that payment may not be made in Class B Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the Nasdaq National Market System. For purposes of this paragraph, the fair market value of shares of Class B Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

     [The following paragraph shall appear in each Registered
Security that is not a Global Registered Security:

     In the event of redemption, repurchase or conversion of this Security in part only, a new Registered Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

     [The following paragraph shall appear in each Global
Registered Security:

     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

     The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, to the extent permitted by law, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and coupons under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of 66-2/3% in principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities and coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon (including any Additional Amounts and Liquidated Damages) on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Amounts and Liquidated Damages, as described herein) this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent, at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of laws.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



     ELECTION OF HOLDER TO REQUIRE REPURCHASE

     1. Pursuant to Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     2. The undersigned hereby directs the Trustee or the Company to pay it or __________________ an amount in cash or, at the Company's election, shares of Class B Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.


Dated: _____________________
__________________________
                                        Signature



__________________________
                                        Signature Guaranteed


Principal amount to be repurchased:  ____________________

Remaining principal amount following such repurchase:
______________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

     (c)  Form of Temporary Global Bearer Security

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE
SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS,
INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a)
OF THE INTERNAL REVENUE CODE.

                   CONTINENTAL AIRLINES, INC.

              6 3/4% CONVERTIBLE SUBORDINATED NOTES
                       DUE APRIL 15, 2006

                TEMPORARY GLOBAL BEARER SECURITY

ISIN No. XS0064495905


     CONTINENTAL AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Temporary Global Bearer Security the principal sum of _____________ United States Dollars (U.S.$__________) on April 15, 2006, and to pay interest thereon, from March 26, 1996, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (each an "Interest Payment Date"), commencing October 15, 1996, at the rate of 6 3/4% per annum (together with any Additional Amounts and Bearer Additional Amounts that the Company may be required to pay), until the principal hereof is due, and at the rate of 6 3/4% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that interest on this Temporary Global Bearer Security shall be payable only after the issuance of the Definitive Securities in bearer form for which this Temporary Global Bearer Security is exchangeable and, in the case of Definitive Securities in bearer form, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Indenture) of the interest coupons thereto attached as they severally mature.

     This Temporary Global Bearer Security is one of a duly authorized issue of Securities of the Company designated as specified in the title hereof, issued and to be issued under the Indenture, dated as of March 26, 1996 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee. This Temporary Global Bearer Security is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for Definitive Securities in bearer form, with interest coupons attached, of authorized denominations, (a) not earlier than 40 days after March 26, 1996 and (b) as promptly as practicable following presentation of certification, in one of the forms set forth in the Indenture for such purpose, that the beneficial owner or owners of this Temporary Global Bearer Security (or, if such exchange is only for a part of this Temporary Global Bearer Security, of such part) are not United States persons (as defined below), are persons described in Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury Regulations or are financial institutions that are holding such Security for resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations) and that have not acquired such Securities for purposes of resale directly or indirectly to a United States person or within the United States or its possessions (each as defined below). Definitive Securities in bearer form to be delivered in exchange for any part of this Temporary Global Bearer Security shall be delivered only outside the United States. Upon any exchange of a part of this Temporary Global Bearer Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Paying Agent in London or its agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

     Until exchanged in full for definitive Securities, this Temporary Global Bearer Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as Bearer Securities authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this Temporary Global Bearer Security shall be entitled to receive payment of interest or other payments hereon or to convert this Temporary Global Bearer Security into Class B Common Stock of the Company or any other security, cash or other property.

     The Indenture and this Temporary Global Bearer Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of laws.

          "United States person" is a Person that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of the source; "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" includes Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     All terms used in this Temporary Global Bearer Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Temporary Global Bearer Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Temporary
Global Bearer Security to be duly executed under its corporate seal.

Dated as of March 26, 1996                   CONTINENTAL
AIRLINES, INC.


[Corporate Seal]

                                   By:___________________________
                                           Name:
                                           Title:


Attest:



____________________________
Name:
Title:

                      SCHEDULE OF EXCHANGES



       Principal Amount    Remaining  Principal Notation Made on Behalf
Date   Exchanged for       Amount Following       Paying Agent
Made   Bearer Securities   Such Exchange        in London, England

______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________
______ __________________  __________________   ________________________

SECTION 2.3.        Form of Coupon.

                         [FORM OF FACE]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE
SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS,
INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a)
OF THE INTERNAL REVENUE CODE.

No.- ________________
ISIN No. XS0064495905


                   CONTINENTAL AIRLINES, INC.

                                                    U.S.$ _______

                                            Due ________ __, ____


              6 3/4% CONVERTIBLE SUBORDINATED NOTE
                       DUE APRIL 15, 2006

       Unless the Security to which this coupon appertains shall have been redeemed, repurchased or converted prior to the date set forth hereon, Continental Airlines, Inc. (the "Company") shall, subject to and in accordance with the terms and conditions of such Security and the Indenture referred to therein, pay to the bearer on the date set forth hereon, upon surrender hereof, the amount shown hereon (together with any Additional Amounts and Bearer Additional Amounts payable in respect thereof which the Company may be required to pay according to the terms of said Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Company may determine from time to time.

                            [REVERSE OF COUPON]

                  TRANSFER, PAYING AND CONVERSION AGENTS


Bankers Trust Company   Bankers Trust Luxembourg S.A.Swiss Bank
Corporation
1 Appold Street         14 Boulevard F.D. Roosevelt   Paradeplatz 6
Broadgate               L-2450 Luxembourg             CH-8010 Zurich
London EC2A 2HE         Grand Duchy of Luxembourg     Switzerland
England






SECTION 2.4.        Form of Certificate of Authentication.

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities referred to in the within-mentioned
Indenture.

Dated:  _______________*

                         Bankers Trust Company,
                           as Trustee
                          [By Authenticating Agent,
                             as Authenticating Agent]**


                         By:___________________________
                               Authorized Signatory

* For Registered Securities only.
**For the Temporary Global Bearer Security and Bearer Securities in definitive form.

SECTION 2.5.        Form of Conversion Notice.

                             CONVERSION NOTICE

     (a)  For Bearer Securities:

     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security into shares of Class B Common Stock in accordance with the terms of the Indenture referred to in this Security and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. The address for payment of any such check must be outside the United States. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:  ___________________                  _________________________
Signature

If shares are to be registered   Please print name and
in the nameof and delivered to   address of Holder:
a Person other than the
Holder, please print such
Person's name and address:

______________________________   ______________________________
Name                             Name


______________________________   _______________________________
Address                          Address

______________________________   _______________________________


________________________________________________________________
Social Security or other TaxpayerSocial Security or other Taxpayer
Identification Number, if any    Identification Number, if any



Name and address (outside the United States) to where any check referred to in the first paragraph of this Conversion Notice should be mailed:

_____________________________________
Name

____________________________________
Address

____________________________________
Social Security or other Taxpayer
Identification Number, if any



(b)  For Registered Securities:

    The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof) below designated, into shares of Class B Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Class B Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated:  _____________________      _____________________________
                                   Signature



If shares or Registered            If only a portion of the
Securitiesare to be registered     Securities is to be
in the name of a Person other      converted, please indicate:
than the Holder, please print
such Person's name and address:
                                   1.  Principal amount to be
                                       converted:

_________________________          U.S.$___________
         Name

                                   2.  Principal amount and
                                       denomination of Registered
Securities representing                unconverted principal amount to be
issued:


                                       Amount:  U.S.$________




_________________________          Denominations:U.S.$______
        Address                    (any integral multiple of U.S.$1,000,
provided that the                      unconverted portion of such
principal amount is U.S.$5,000         or any integral multiple of
U.S.$1,000 in excess thereof)









_________________________
Social Security or other
Taxpayer Identification Number,
if any




___________________________        [Signature Guaranteed]

SECTION 2.6.  Legend on Restricted Securities.

    During the period beginning on March 26, 1996 and ending on the date three years from such date (or such shorter period as the Company may direct in an Officers' Certificate), any Security originally issued otherwise than in reliance on Regulation S under the Securities Act, including any Security issued in exchange therefor or in lieu thereof, shall be a Registered Security, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Registered Security in
Section 2.2(b); provided, however, that the term "Restricted Security" shall not include any Registered Securities as to which restrictions have been terminated in accordance with Section 3.5. All Restricted Securities shall bear the applicable legends set forth on the face of the form of Registered Security in Section 2.2(b). Securities which are not Restricted Securities shall not bear such legend. Except as provided in Section 3.5, the Trustee shall not issue any unlegended Registered Security until it has received an Officers' Certificate from the Company directing it to do so.


                          ARTICLE THREE

                         THE SECURITIES

SECTION 3.1.  Title and Terms.

    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S.$230,000,000, except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to this Indenture.

    The Securities shall be known and designated as the "6 3/4% Convertible Subordinated Notes due April 15, 2006" of the Company. Their Stated Maturity shall be April 15, 2006 and they shall bear interest on their principal amount from March 26, 1996, payable semi-annually in arrears on April 15 and October 15 in each year, commencing October 15, 1996, at the rate of 6 3/4% per annum (together with any Additional Amounts, Bearer Additional Amounts and Liquidated Damages the Company may be required to pay) until the principal thereof is due, and at the rate of 6 3/4% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on Business Days as provided in Section 1.12.

    The principal of, premium, if any, and interest on the Securities shall be payable as provided in the forms of Securities and coupon set forth in Sections 2.2 and 2.3 (any city in which any Paying Agent is located being herein called a "Place of Payment").

    The Securities shall be redeemable at the option of the Company at any time on or after April 15, 1999, in whole or in part, and at the Company's option or otherwise in the event of certain developments, including developments with respect to changes in U.S. withholding taxes or certification requirements, as provided in Article Eleven and in the forms of Securities set forth in Section 2.2.

    The Securities shall be convertible as provided in Article
Twelve (any city in which any Conversion Agent is located being herein called a "Place of Conversion").

    The Securities shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article
Thirteen.

    The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article Fourteen.


SECTION 3.2.  Denominations.

    The Definitive Securities shall be issuable (i) in bearer form, with interest coupons attached, in the denomination of U.S.$5,000 and (ii) as Registered Securities, without coupons, in the denomination of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.


SECTION 3.3.  Execution, Authentication, Delivery and Dating.

    The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

    Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication (or to the Paying Agent in London, or to its order, in the case of Bearer Securities or the Temporary Global Bearer Security), together with a Company Order for the authentication and delivery of such Securities, and the Trustee or an Authenticating Agent in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise. In connection with any Company Order for authentication, an Officers' Certificate and Opinion of Counsel pursuant to Section
1.2 shall not be required.

    Each Bearer Security and the Temporary Global Bearer
Security shall be dated as of March 26, 1996. Each Registered
Security shall be dated the date of its authentication.

    No Security (or coupon attached thereto) shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 3.4 or 3.6, neither the Trustee nor an Authenticating Agent shall authenticate and make available for delivery any Bearer Security unless all coupons appurtenant thereto for interest then matured have been detached and canceled.

SECTION 3.4. Global Securities.

    (a) The Securities (other than the Registered Securities) shall be issued initially in the form of one Temporary Global Bearer Security, which Temporary Global Bearer Security shall be deposited on behalf of the subscribers for the Securities represented thereby with Bankers Trust Company, London Office, as common depositary (the "Common Depositary"), for credit to their respective accounts (or to such other accounts as they may direct) at MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, as operator of the EUROCLEAR SYSTEM ("EUROCLEAR"), or CEDEL BANK, SOCIETE ANONYME ("CEDEL").

    On or before the Exchange Date, the Company shall deliver to the Paying Agent in London at its principal London office located at 1 Appold Street, Broadgate, London EC2A 2HE, England, or its designated agent, Bearer Securities executed by the Company. On or after the Exchange Date, the Temporary Global Bearer Security shall be surrendered by the Common Depositary to the Trustee or its agent, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for Bearer Securities without charge to Holders, and the Trustee or the Paying Agent in London or other Paying Agent outside the United States shall authenticate and deliver (at an office or agency outside the United States), in exchange for the Temporary Global Bearer Security or the portions thereof to be exchanged, an equal aggregate principal amount of Bearer Securities, as shall be specified by the beneficial owners thereof; provided, however, that upon such presentation by the Common Depositary, the Temporary Global Bearer Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by EUROCLEAR as to the portion of the Temporary Global Bearer Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of the Temporary Global Bearer Security held for its account then to be exchanged, each to the effect hereinafter provided. The Company hereby appoints the principal office of the Paying Agent in London, England, or its designated agent, as its agent outside the United States where Bearer Securities may be delivered in exchange for the Temporary Global Bearer Security or portions thereof. Each beneficial owner of any portion of the Temporary Global Bearer Security shall be entitled to take delivery of Bearer Securities only at such office. Notwithstanding any other provision hereof or of the Securities, no Security initially represented by the Temporary Global Bearer Security will be mailed to or otherwise delivered in connection with its original issuance to any location within the United States. The Trustee agrees that it will cause the Paying Agent in London to retain each certificate provided by EUROCLEAR or CEDEL for a period of four calendar years following the year in which the certificate is received and not to destroy or otherwise dispose of any such certificate without first offering to deliver it to the Company.

    Each certificate to be provided by EUROCLEAR and CEDEL shall be substantially to the following effect or with such changes therein as shall be approved by the Company and Goldman Sachs
International and be satisfactory to the Trustee:

                          "CERTIFICATE

                   CONTINENTAL AIRLINES, INC.

             6 3/4% CONVERTIBLE SUBORDINATED NOTES
                       DUE APRIL 15, 2006

    This is to certify that, based on certificates we have received from our member organizations substantially in the form set out in Section 3.11 of the Indenture relating to the above-captioned Securities, as of the date hereof, U.S.$_____________ principal amount of the above-captioned Securities of Continental Airlines, Inc. (i) is owned by persons that are not United States persons (as defined below), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations
Section 1.165-12(c)(1)(v) ("financial institutions")) purchasing for their own account or for resale or (b) United States persons who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such financial institutions on the date hereof (and in the case of either clause (a) or (b), each financial institution has agreed for the benefit of Continental Airlines, Inc. to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by financial institutions for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). Financial institutions described in clause
(iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to United States persons or to persons within the United States or its possessions.

    As used in this Certificate, "United States person" is a person that is, for United States federal income tax purposes,
(a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of the source; "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

    We further certify that (i) we are not making available herewith for exchange any portion of the Temporary Global Bearer Security excepted in such certificates and (ii) as of the date hereof, we have not received any notification from any of our member organizations to the effect that the statements made by such member organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

    We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. We agree to retain each statement provided by a member organization for a period of four calendar years following the year in which the statement is received.

Dated:  ________, 19__*
*To be dated no
  earlier than the
  Exchange Date.

                                       [MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK,
                                       BRUSSELS OFFICE, AS
                                       OPERATOR OF THE EUROCLEAR
                                       CLEARANCE SYSTEM]

                                       [CEDEL BANK, SOCIETE
ANONYME]


                                       By
__________________________"


    Each certificate received by EUROCLEAR and CEDEL from Persons appearing in their records as Persons entitled to a portion of the Temporary Global Bearer Security shall be substantially to the effect set forth in Section 3.11.

    Upon any such exchange of a portion of the Temporary Global Bearer Security for Bearer Securities, the Temporary Global Bearer Security shall be endorsed to reflect the reduction of the principal amount evidenced thereby. Until so exchanged in full, the Temporary Global Bearer Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, this Indenture as Bearer Securities authenticated and delivered hereunder, except that none of EUROCLEAR, CEDEL or the beneficial owners of the Temporary Global Bearer Security shall be entitled to receive payment of interest or other payments thereon or to convert the Temporary Global Bearer Security, or any portion thereof, into Class B Common Stock of the Company or any other security, cash or other property.

    Bearer Securities shall be exchangeable for Registered
Securities as provided in Section 3.5.

    (b) The Registered Securities shall be issued initially in the form of a Restricted Global Registered Security. Unless an event described in the next paragraph shall have occurred, Registered Securities issued in exchange for Bearer Securities as provided in Section 3.5 shall be issued in the form of interests in a Global Registered Security. The Depositary or its nominee shall be the Holder of the Global Registered Securities, and owners of beneficial interests in the Securities represented by the Global Registered Securities shall hold such interests pursuant to the procedures and practices of the Depositary. Any such owner's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee. Transfer of interests in the Global Registered Securities shall be subject to the provisions of Section 3.5(b).

    Unless (A) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Registered Security or ceases to be a "Clearing Agency" registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so, or (B) an Event of Default has occurred and is continuing with respect to a Global Registered Security, owners of beneficial interests in a Global Registered Security will not be entitled to have any portions of such Global Registered Security registered in their names, will not receive or be entitled to receive physical delivery of Registered Securities in definitive form and will not be considered the owners or holders of the Global Registered Security (or any Securities represented thereby). Any Global Registered Security exchanged upon the occurrence of an event described in Clause (A) of the preceding sentence shall be so exchanged in whole and not in part and any Global Registered Security exchanged upon the occurrence of an event described in Clause (B) of the preceding sentence may be exchanged in whole or from time to time in part as directed by the Depositary. Any Registered Security issued in exchange for a Global Registered Security or any portion thereof shall be a Global Registered Security, provided that any such Registered Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Registered Security.

    Registered Securities issued in exchange for a Global Registered Security or any portion thereof pursuant to the preceding paragraph above shall be issued in denominations of U.S.$1,000 and integral multiples thereof in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Registered Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Registered Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Registered Security to be exchanged in part, either such Global Registered Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Registered Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Registered Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the preceding paragraph, the Company will promptly make available to the Trustee a reasonable supply of certificated Registered Securities in definitive form.

    Except as otherwise set forth in the Indenture or a Global Registered Security, owners of beneficial interests in the Securities evidenced by a Global Registered Security will not be entitled to any rights under the Indenture with respect to such Global Registered Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Registered Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

    The Depositary shall be a clearing agency registered under the Exchange Act. Initially, any and all Global Registered Securities issued hereunder shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.


SECTION 3.5. Registration, Registration of Transfer and
             Exchange; Restrictions on Transfer.

    (a) The Company shall cause to be kept at the Corporate
Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.

    Upon surrender for registration of transfer of any Registered Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture (including Section 2.6).

    At the option of the Holder, and subject to the other provisions of this Section 3.5, Registered Securities may be exchanged for other Registered Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.5, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

    Bearer Securities may not be issued in exchange for Registered Securities.

    At the option of the Holder, upon written request, Bearer Securities may be exchanged at any time after the Exchange Date for Registered Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any office or agency outside the United States designated pursuant to Section 10.2, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if such Bearer Security is accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons or the surrender of such missing coupon or coupons may be waived by the Company, the Trustee, and the Paying Agent in London, if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent outside the United States any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in the form of Bearer Security set forth in Section 2.2(a), interest represented by coupons shall be payable only upon presentation and surrender of such coupons at an office or agency of the Company outside the United States. Notwithstanding the foregoing, in case a Bearer Security is surrendered in exchange for a Registered Security at an office or agency of the Company outside the United States designated pursuant to Section
10.2 after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or such related date for payment of Defaulted Interest, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

    Whenever any Bearer Securities are so surrendered for exchange, subject to the other provisions of this Section 3.5, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

    All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and subject to the other provisions of this Section 3.5, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

    No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 8.5, 11.8, 12.2 or 14.2(f) (other than, in the case of Registered Securities, where the shares of Class B Common Stock are to be issued or delivered in a name other than that of the Holder of the Registered Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or the United Kingdom or any political subdivision thereof or therein, which shall be paid by the Company.

    In the event of a redemption of the Securities in part
(other than, in the case of Registered Securities, a redemption pursuant to the fourth paragraph on the reverse of the Form of Bearer Security set forth in Section 2.2(a)), neither the Company nor the Security Registrar will be required (a) to register the transfer of or exchange Registered Securities or to exchange Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption,
(b) to register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, or (c) to exchange any Bearer Security called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for conversion consistent with the provisions described in Sections 2.5 and 12.2.

    (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Section 2.6, unless such restrictions on transfer shall be waived by the written consent of the Company, or terminated in accordance with this Section 3.5(b) or Section 3.5(c). The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

    The restrictions imposed by this Section 3.5 and Section 2.6 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar or any Transfer Agent in accordance with the provisions of this Section 3.5, be exchanged for a new Registered Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legends required by Section 2.6. The Company shall inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement.

    As used in the preceding two paragraphs of this Section 3.5, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

    (c) The restrictions imposed by this Section 3.5 and Section
2.6 upon transferability of any particular Restricted Security shall cease and terminate upon the surrender for registration of transfer, or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), of such Restricted Security to the Security Registrar or any Transfer Agent, accompanied by a certificate with respect to such transfer, dated the date of such surrender and signed by the Holder of such Restricted Security, in substantially the form set forth below:

                          "CERTIFICATE

                   CONTINENTAL AIRLINES, INC.

              6 3/4% CONVERTIBLE SUBORDINATED NOTES
                       DUE APRIL 15, 2006

    With respect to U.S.$______________ principal amount of the above-captioned securities surrendered on the date hereof (the "Surrendered Securities") for registration of transfer the undersigned Holder certifies that the transfer of Surrendered Securities associated with such registration of transfer complied with Rule 904 under the United States Securities Act of 1933, as amended.

                                       [Name of Holder]

                                       _______________________

Dated:    _________________, __*"
      *   To be dated the date
          of presentation or
          surrender

Any Restricted Security as to which the Holder thereof has delivered to the Security Registrar or any Transfer Agent a certificate in such form may, upon such surrender, be exchanged for a new Registered Security of like tenor and aggregate principal amount, which shall not bear the legend required by
Section 2.6, and which shall not thereafter be deemed to be a Restricted Security for purposes of this Indenture.

     In any circumstances where the Trustee would be authorized by this Section 3.5(c) to authenticate an unlegended Registered Security upon transfer or exchange of a Restricted Global Security, the Trustee shall be authorized to instruct The Depository Trust Company, in accordance with the procedures thereof (as in effect from time to time), to reduce the principal amount of any Security in global form representing Restricted Securities (a "Restricted Global Registered Security"), and to increase the principal amount of any Security in global form representing Registered Securities which are not Restricted Securities (an "Unrestricted Global Registered Security"), by the principal amount of the beneficial interest in such Restricted Global Registered Security to be so transferred or exchanged, and to credit or cause to be credited the account of the transferee a beneficial interest in such Unrestricted Global Registered Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Registered Security was reduced upon such transfer or exchange.

     (d) Neither the Trustee, the Paying Agent in London nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.


SECTION 3.6. Mutilated, Destroyed, Lost or Stolen Securities and Coupons.

     If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or to a Transfer Agent outside the United States, the Company shall execute, the Trustee or an Authenticating Agent shall authenticate and the Trustee or Transfer Agent shall deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security; provided, however, that any Bearer Security or any coupon shall be delivered only outside the United States and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, such delivery shall occur at the Transfer Agent in Luxembourg; and provided, further, that all Bearer Securities shall be delivered and received in person.

     If there be delivered to the Company and either to the Trustee or to a Transfer Agent outside the United States:

          (1) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and

          (2) such security or indemnity as may be satisfactory to the Company and the Trustee and such Transfer Agent to save each of them and any agent of either of them harmless,

then, in the absence of actual notice to the Company, the Trustee or the Transfer Agent that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute, the Trustee or an Authenticating Agent shall authenticate and the Trustee or Transfer Agent shall deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which such coupon appertains (together with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or appertaining to the Security to which such destroyed, lost or stolen coupon appertains; provided, however, that any Bearer Security or any coupon shall be delivered only outside the United States and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, such delivery shall occur at the Transfer Agent in Luxembourg; and provided, further, that all Bearer Securities shall be delivered and received in person.

     In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security or coupon, upon satisfaction of the conditions set forth in the preceding paragraph; provided, however, that, except as otherwise provided in the form of Securities set forth in
Section 2.2(a), the principal of and interest on Bearer Securities shall be payable only at an office or agency outside the United States and, in the case of interest, only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or the United Kingdom or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee, the Paying Agent in London and the Transfer Agent) connected therewith.

     Every new Security with its coupons, if any, issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and coupons duly issued hereunder.

     The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 3.7.   Payment of Interest, Interest Rights Preserved.

     Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security is surrendered in exchange for a Registered Security at an office or agency of the Company designated pursuant to Section 10.2 for the purpose after the close of business (at such office or agency) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due.

     Interest on the Temporary Global Bearer Security shall be payable only after the issuance of the Bearer Securities for which it is exchangeable as provided in the form of Temporary
Global Bearer Security set forth in Section 2.2(c).

     Any interest on any Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security is surrendered in exchange for a Registered Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose after the close of business (at such office or agency) on any Special Record Date and before the opening of business (at such office or agency) on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered outside the United States without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon upon surrender thereof at an office or agency outside the United States designated pursuant to Section 10.2 hereof.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and
Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     In the case of any Registered Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.


SECTION 3.8.   Persons Deemed Owners.

     Title to any Bearer Security or coupon shall pass by delivery. The Company, the Trustee, the Paying Agent in London and any other agent of the Company or the Trustee may treat the bearer of any Bearer Security or the Temporary Global Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee, the Paying Agent in London nor any other agent of the Company or the Trustee shall be affected by notice to the contrary. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 3.5 and 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 3.9.   Cancellation.

     All Securities and coupons surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Bearer Securities and coupons so surrendered shall be immediately canceled by such Person upon receipt prior to being forwarded to the Trustee. All Registered Securities so delivered to the Trustee shall be canceled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9. The Trustee shall destroy all canceled Securities and coupons in accordance with applicable law and its customary practices in effect from time to time.


SECTION 3.10.  Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 3.11.  Form of Certification.

     Whenever any provision of this Indenture or the form of Temporary Global Bearer Security contemplates that certification be given by a beneficial owner of a portion of the Temporary Global Bearer Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company and Goldman Sachs International:

                          "CERTIFICATE

                   CONTINENTAL AIRLINES, INC.

              6 3/4% CONVERTIBLE SUBORDINATED NOTES
                       DUE APRIL 15, 2006

     This is to certify that as of the date hereof and except as provided in the fourth paragraph hereof, the above-captioned Securities held by you for our account (i) are owned by a person that is not a United States person (as defined below), (ii) are owned by a United States person that is (A) a foreign branch of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) (a "financial institution")) purchasing for its own account or for resale or
(B) a United States person who acquired the Securities through a foreign branch of a United States financial institution and who holds the Securities through such financial institution on the date hereof (and in the case of either clause (A) or (B), the financial institution hereby agrees for the benefit of Continental Airlines, Inc. to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) are owned by a financial institution for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, if we are a financial institution described in clause
(iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) we certify that we have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used in this certificate, "United States person" is a Person that is, for United States federal income tax purposes,
(a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of the source; "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" includes Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you by telecopy, on or before the date on which you intend to submit your certification relating to the above-captioned Securities then appearing in your books as being held for our account, if the above statement as to beneficial ownership is not correct on such date as to all such Securities.

     This certificate excepts and does not relate to U.S.$________ principal amount of the above-captioned Securities appearing on your books as being held for our account as to which we are not yet able to certify and as to which we understand that exchange and delivery of definitive Securities cannot be made until we are able so to certify.

     We understand that this certificate is required in connection with certain tax regulations in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated:  ___________________, 19__*           [Name of Account
Holder]
        *To be dated on or after
         the 15th day before the
         Exchange Date.
                                        ________________________
                                        (Authorized Signatory)
                                        Name:
                                        Title:"


SECTION 3.12.  CUSIP Numbers.

     The Company in issuing Registered Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers, and in issuing Bearer Securities may use "ISIN" numbers (if then generally in use); if so, the Trustee shall use such "CUSIP" and "ISIN" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.


SECTION 3.13.  Notification of Withholding.

     The Company shall notify the Trustee in writing of the necessity, if any, to withhold any amounts from payments to Holders (and the amount of any such withholding) arising from the delivery by a Holder of any certificate pursuant to Section 2.5 or 3.11.


                          ARTICLE FOUR

                   SATISFACTION AND DISCHARGE

SECTION 4.1.   Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Additional Amounts, Bearer Additional Amounts and Liquidated Damages as provided in the forms of Securities set forth in
Section 2.2 and the Company's obligations to the Trustee pursuant to Section 6.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

          (1)   either

               (A) all Securities theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (ii) coupons appertaining to Securities called for redemption or repurchased and maturing after the relevant Redemption Date or Repurchase Date, as the case may be, whose surrender has been waived as provided in Section 11.7 and (iii) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               (B)   all such Securities and all coupons
          appertaining thereto not theretofore delivered to the Trustee or the Paying Agent in London or its agent for cancellation (other than Securities or coupons referred to in clauses (i) through (iii) of clause (1)(A) above)


                    (i)  have become due and payable, or

                    (ii)  will have become due and payable at
               their Stated Maturity within one year, or

                    (iii)  are to be called for redemption within
               one year under arrangements satisfactory to the Trustee for the giving of by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of clause (i), (ii) or
          (iii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i)) in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest (including any applicable Additional Amounts, Bearer Additional Amounts and Liquidated Damages) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Additional Amounts and Bearer Additional Amounts and, if money shall have been deposited with the Trustee pursuant to clause
(1)(B) of this Section 4.1, the obligations of the Trustee under
Section 4.2 and the last paragraph of Section 10.3 shall survive.


SECTION 4.2.   Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section
4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

     All moneys deposited with the Trustee pursuant to Section
4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


                          ARTICLE FIVE

                            REMEDIES

SECTION 5.1.   Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest (including any Additional Amounts, Bearer Additional Amounts or Liquidated Damages) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 13; or

          (2) default in the payment of the principal of or premium, if any, on any Security at its Maturity, whether or not such payment is prohibited by the subordination provisions of Article 13; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness in an amount in excess of U.S.$75,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


SECTION 5.2.   Acceleration of Maturity; Rescission and
               Annulment.

     If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest (including any
          Additional Amounts, Bearer Additional Amounts and
          Liquidated Damages) on all Securities,

               (B) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at a rate of 6 3/4% per annum, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the nonpayment of the principal of, and any interest on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

     No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.


SECTION 5.3.   Collection of Indebtedness and Suits for
               Enforcement by Trustee.

     The Company covenants that if

          (1) default is made in the payment of any interest (including any Additional Amounts, Bearer Additional Amounts and Liquidated Damages) on any Security when it becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and any coupons appertaining thereto, the whole amount then due and payable on such Securities and coupons for principal and interest (including any Additional Amounts, Bearer Additional Amounts and Liquidated Damages) and interest on any overdue principal and premium, if any, and on any overdue interest (including any Additional Amounts, Bearer Additional Amounts and Liquidated Damages), to the extent permitted by law, at a rate of 6 3/4% per annum, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities and coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 5.4.   Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or coupons or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities and coupons allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.


SECTION 5.5.   Trustee May Enforce Claims Without
               Possession of Securities or Coupons.

     All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which judgment has been recovered.


SECTION 5.6.   Application of Money Collected.

     Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.7;

          SECOND: To the payment of the amounts then due and unpaid for principal, premium, if any, or interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal, premium, if any, and interest, respectively; and

          THIRD: Any remaining amounts shall be repaid to the Company.


SECTION 5.7.   Limitation on Suits.

     No Holder of any Security or coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.


SECTION 5.8.   Unconditional Right of Holders to Receive
               Principal, Premium and Interest and to Convert.


     Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.7) interest on such Security or payment of such coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Security in accordance with Article Twelve, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.


SECTION 5.9.   Restoration of Rights and Remedies.

     If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.


SECTION 5.10.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 5.11.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities or coupons, as the case may be.


SECTION 5.12.  Control by Holders of Securities.

     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 5.13.  Waiver of Past Defaults.

     The Holders, either (a) through the written consent of not less than a majority in principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities and coupons waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Security, or (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 5.14.  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of, premium, if any, or interest on any Security or the payment of any coupon on or after the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or for the enforcement of the right to convert any Security in accordance with Article Twelve.


SECTION 5.15.  Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                           ARTICLE SIX

                           THE TRUSTEE


SECTION 6.1.   Certain Duties and Responsibilities.

     (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

     (b) In case an Event of Default has occurred and is continuing of which a responsible officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 6.2.   Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security or coupon, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(3), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 6.3.   Certain Rights of Trustee.

     Subject to the provisions of Section 6.1:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board
     Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities or coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or willful misconduct; and

          (9) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.


SECTION 6.4.   Not Responsible for Recitals or Issuance of
               Securities.

     The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) and in the coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or coupons, or of the Class B Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 6.5.   May Hold Securities, Act as Trustee Under Other
               Indentures.

     The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

     The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.


SECTION 6.6.   Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 6.7.   Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)  except as otherwise expressly provided
     herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     Any Paying Agent or Authenticating Agent appointed hereunder shall be entitled to the benefits of Section 6.7(3) as if the indemnity set forth therefor were specifically afforded to such Paying Agent or Authenticating Agent.

     The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee, any Paying Agent or any Authenticating Agent, as the case may be.


SECTION 6.8.   Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and the City of London, England. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.


SECTION 6.9.   Resignation and Removal; Appointment of Successor.


     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by
Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (d)  If at any time:

          (1)  the Trustee shall cease to be eligible under
     Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section and Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section and
Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in
Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 6.10.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.


SECTION 6.11.  Merger, Conversion, Consolidation or Succession to
               Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12.  Authenticating Agents.

     The Paying Agent in London may authenticate the Temporary Global Bearer Security and Bearer Securities, and Bankers Trust Luxembourg S.A. may authenticate Bearer Securities, in each case as the Trustee's Authenticating Agent. The Trustee may, with the written consent of the Company, appoint an additional Authenticating Agent or Agents acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

     Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof, the District of Columbia, England and Wales or Luxembourg, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 6.12.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this
Section 6.12.

     If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                        Bankers Trust Company
                                as Trustee
                                By [Authenticating Agent],
                                  as Authenticating Agent


                              By ___________________________
                                   Authorized Signatory

                          ARTICLE SEVEN

      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1.   Company May Consolidate, Etc., Only on Certain
               Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Additional Amounts and Bearer Additional Amounts, if any, payable pursuant to Section 10.4 and Liquidated Damages, if any, payable pursuant to Section 10.12) on all of the Securities and coupons, as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Twelve;

          (2)  immediately after giving effect to such
     transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered (except in the case of the merger of any Person into the Company where the Class B Common Stock is not converted into or exchanged for the right to receive cash, property or securities, or the conveyance, transfer or lease by any Person of its properties and assets substantially as an entirety to the Company) to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 8.3.

SECTION 7.2.   Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the coupons, if any.


                          ARTICLE EIGHT

                     SUPPLEMENTAL INDENTURES

SECTION 8.1. Supplemental Indentures Without Consent of Holders of Securities or Coupons.


     Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities and coupons as permitted by this Indenture; or

          (2) to add to the covenants of the Company for the benefit of the Holders of Securities or coupons, or to surrender any right or power herein conferred upon the Company; or

          (3)  to secure the Securities; or

          (4) to permit Registered Securities to be exchanged for Bearer Securities or to remove or relax the restrictions on payment of principal, premium, if any, or interest in respect of Bearer Securities in the United States, in each case to the extent then permitted under the Code and applicable regulations of the United States Treasury Department; provided, however, that no adverse consequences would result to any Holder; or

          (5) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11;
     or

          (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable, provided, such action pursuant to this clause (6) shall not adversely affect the interests of the Holders of Securities or coupons.

     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained.


SECTION 8.2.   Supplemental Indentures with Consent of Holders of
               Securities.

     With either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of 66-2/3% in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities or coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security or coupon affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security or coupon appertaining thereto, or reduce the principal amount or the rate of interest payable thereon or any premium payable upon redemption or mandatory repurchase thereof, or change the obligation of the Company to pay Additional Amounts and any Bearer Additional Amounts pursuant to Section 10.4 in a manner adverse to the Holders, or change the Place of Payment or coin or currency in which any Security or the interest or any premium thereon or any other amount in respect thereof is payable, or impair the right to institute suit for the enforcement of any payment in respect of any Security or coupon on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or, except as permitted by Section 12.11, adversely affect the right to convert any Security as provided in Article Twelve, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders of Securities or coupons, or

          (2) reduce the requirements of Section 9.4 for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, and in a city in a Western European country (or Luxembourg in particular if so required) pursuant to Section 10.2, or

          (4)  modify any of the provisions of this Section or
     Section 5.13 or 10.13, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

          (5) modify the provisions of Article Fourteen in a manner adverse to the Holders; or

          (6)  modify any of the provisions of Section 10.10,
     10.11 or 10.12.

     It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 8.3.   Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 8.4.   Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.


SECTION 8.5.   Reference in Securities to Supplemental
               Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


SECTION 8.6.   Notice of Supplemental Indentures.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of
Section 8.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.


                          ARTICLE NINE

                MEETINGS OF HOLDERS OF SECURITIES

SECTION 9.1.   Purposes for Which Meetings May Be Called.

     A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.


SECTION 9.2.   Call, Notice and Place of Meetings.

     (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 9.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in the City of London, England, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in the City of London, England, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.


SECTION 9.3.   Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.


SECTION 9.4.   Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

     Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

     At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than 66-2/3% in principal amount of Outstanding Securities represented and entitled to vote at such meeting.

     Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities and coupons, whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.6.


SECTION 9.5.   Determination of Voting Rights; Conduct and
               Adjournment of Meetings.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy witnessed or certified by any officer authorized by Section 1.4(c) to certify to the holding of Bearer Securities.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 9.2(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

     (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

     (d) Any meeting of Holders of Securities duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.


SECTION 9.6.   Counting Votes and Recording Action of Meetings.


     The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                           ARTICLE TEN

                            COVENANTS

SECTION 10.1.  Payment of Principal, Premium and Interest.

     The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities, the coupons appertaining thereto and this Indenture. The interest due on the Bearer Securities on or before Maturity, other than Additional Amounts and Bearer Additional Amounts payable as provided in Section 10.4 in respect of principal of such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The Company will deposit or cause to be deposited with the Trustee, one Business Day prior to the Stated Maturity of any Bearer Security or one Business Day prior to the due date for any installment of interest thereon and by noon Eastern Standard Time on the Stated Maturity of any Registered Security or on the due date for any installment of interest thereon, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.


SECTION 10.2.  Maintenance of Offices or Agencies.

     The Company hereby appoints (a) the Corporate Trust Office of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Registered Securities may be presented or surrendered for payment, where Bearer Securities and coupons may be presented or surrendered for payment in the circumstances described below (and not otherwise), where Registered Securities may be surrendered for registration of transfer or exchange, where Registered Securities may be surrendered for conversion, where Bearer Securities may be surrendered for conversion in the circumstances described below (and not otherwise) and where notices and demands to or upon the Company in respect of the Securities and coupons and this Indenture may be served, and (b)
(i) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England, (ii) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg and (iii) the office of Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland, as its agents outside of the United States where, subject to any applicable laws or regulations, Bearer Securities and coupons may be presented and surrendered for payment, where, subject to any applicable laws and regulations, Registered Securities may be surrendered for payment, where Registered Securities may be surrendered for registration of transfer or exchange, where Bearer Securities may be presented for exchange, and where Securities may be surrendered for conversion. Payment of principal of, premium, if any, or interest on Bearer Securities, including any Additional Amounts and Bearer Additional Amounts payable on Bearer Securities pursuant to
Section 10.4, may be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, interest, Additional Amounts and Bearer Additional Amounts at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States Dollars, as determined by the Company.

     The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain (1) in the Borough of Manhattan, The City of New York, an office or agency where Registered Securities may be presented or surrendered for payment and conversion, where Bearer Securities and coupons may be presented or surrendered for payment and conversion in the circumstances described in the last sentence of the first paragraph of this Section (and not otherwise), where Registered Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and coupons and this Indenture may be served, and (2) subject to any laws or regulations applicable thereto, in any city in a Western European country, an office or agency where Securities and coupons may be presented and surrendered for payment and where Securities may be presented for registration of transfer or exchange or conversion; and provided, further, that so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, the Company will maintain a Paying Agent and Conversion Agent in Luxembourg. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

     If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office of the Trustee, except that Bearer Securities and coupons may be presented and surrendered for payment and conversion to the Paying Agent in London at its office in the City of London, England or other Paying Agent or conversion agent outside the United States, and the Company hereby appoints the Paying Agent in London as its agent to receive such respective presentations, surrenders, notices and demands.


SECTION 10.3.  Money for Security Payments To Be Held in Trust.


     If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, one Business Day prior to each due date of the principal of, premium, if any, or interest on any Securities, deposit with the Trustee a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 10.4.  Additional Amounts and Bearer Additional Amounts.


     The Company will pay to the Holder of any Bearer Security or any coupon appertaining thereto Additional Amounts and Bearer Additional Amounts as provided in the form of Bearer Security and to a Holder of any Registered Security Additional Amounts as provided in the form of Registered Security, in each case set forth in Section 2.2. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Security or any coupon, such mention shall be deemed to include mention of the payment of Additional Amounts and Bearer Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts and Bearer Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts and Bearer Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts and Bearer Additional Amounts in those provisions hereof where such express mention is not made.

     At least 10 days prior to March 26, 1997, or an earlier Redemption Date or Repurchase Date (and at least 10 days prior to each date of payment of principal, premium, if any, or interest after March 26, 1997, or such earlier Redemption Date or Repurchase Date, if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate), the Company will furnish the Trustee and the Company's Paying Agents in London, England, and in the Borough of Manhattan, The City of New York, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agents whether such payment of principal of, premium, if any, or interest on the Securities shall be made to Holders of Securities or coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the second paragraph of the face of the forms of Definitive Securities set forth in Section 2.2. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or the Paying Agent in London the Additional Amounts required by this Section to be paid in the event of any such withholding. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section, except to the extent such loss, liability or expense is attributable to the Trustee's negligence or bad faith.


SECTION 10.5.  Existence.

     Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 10.6.  Maintenance of Properties.

     The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 10.7.  Payment of Taxes and Other Claims.

     The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, (2) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary, and (3) all stamps and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or coupons or with respect to this Indenture; provided, however, that, in the case of clauses (1) and (2), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 10.8.  Registration and Listing.

     Within a reasonable time after the issuance of the Temporary Global Bearer Security, the Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Class B Common Stock issuable upon conversion of Securities may be lawfully issued and delivered, and thereafter publicly traded (if permissible under the Securities Act), and qualified or listed as contemplated by clause (ii); and (ii) will cause the shares of Class B Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, to be listed on the New York Stock Exchange, Inc. or, if the Class B Common Stock is not then listed on the New York Stock Exchange, Inc., cause to be listed the Class B Common Stock on each national securities exchange on which outstanding Class B Common Stock is listed or quoted at the time of such delivery.


SECTION 10.9.  Statement by Officers as to Default.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not to the best knowledge of the signers thereof any default exists in the performance and observance of any of the terms, provisions and conditions of this Article Ten and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.


SECTION 10.10. Delivery of Certain Information.

     At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Class B Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Class B Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such a security (or any such predecessor security) was last acquired from the Company or (ii) the date such a security (or any such predecessor security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).


SECTION 10.11. Resale of Certain Securities; Reporting Issuer.

     During the period beginning on March 26, 1996 and ending on the date that is three years from such date, the Company will not, and will not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute "restricted securities" under Rule 144 or (y) any securities into which the Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence. The Company will continue to be a "reporting issuer" for purposes of Rule 903 under the Securities Act until the full principal amount of the Temporary Global Bearer Security has been exchanged for Bearer Securities in accordance with this Indenture.

SECTION 10.12. Registration Rights.

     The holders of the Registered Securities and the Class B Common Stock issuable upon conversion thereof are entitled to the benefits of a Registration Rights Agreement, dated as of March 26, 1996, between the Company and Goldman Sachs International (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders from time to time of the Registered Securities and the Class B Common Stock issuable upon conversion thereof that it will, at its expense, (i) within 180 days after the date of issuance of the original Registered Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registered Securities and the Class B Common Stock issuable upon conversion thereof, (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 60 days after the date on which the Shelf Registration Statement is filed and (iii) use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act of 1933, as amended, until the third annual anniversary of the date of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement.

     If (i) on or prior to 180 days following the date of original issuance of the Registered Securities, a Shelf Registration Statement has not been filed with the Commission, or
(ii) on or prior to the 60th day following the filing of such Shelf Registration Statement, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Registered Securities from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date in respect of the Registered Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Registered Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective prior to the third annual anniversary of the initial effective date of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement for a period in excess of 60 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Registered Securities shall increase by an additional one-half of one percent (0.50%) per annum on the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to but excluding the day on which the Shelf Registration Statement again becomes effective.

     Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Registered Security, such mention shall be deemed to include mention of the payment of Liquidated Damages provided for in this Section to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Liquidated Damages (if applicable) in any provisions hereof shall not be construed as excluding Liquidated Damages in those provisions hereof where such express mention is not made.


SECTION 10.13. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or conditions set forth in Sections 10.5 to 10.7, inclusive (other than a covenant or condition which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before the time for such compliance the Holders shall, through the written consent of, or the adoption of a resolution at a meeting of Holders of the Outstanding Securities at which a quorum is present by, not less than a majority in principal amount of the Outstanding Securities, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.


                         ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

SECTION 11.1.  Right of Redemption.

     The Securities may be redeemed in accordance with the provisions of the forms of Securities set forth in Section 2.2.


SECTION 11.2.  Applicability of Article.

     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article Eleven.


SECTION 11.3.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 60 days (or 75 days in the case of a redemption pursuant to the fourth paragraph of the reverse of the form of Bearer Security set forth in Section 2.2(a)) prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. If the Securities are to be redeemed pursuant to an election of the Company which is subject to a condition specified in the forms of Securities set forth in
Section 2.2, the Company shall furnish the Trustee with an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.


SECTION 11.4.  Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities are to be redeemed (other than pursuant to the third or fourth paragraph on the reverse of the form of Bearer Security in Section 2.2(a) or the third paragraph on the reverse of the form of Registered Security in
Section 2.2(b)), the particular Securities to be redeemed shall be selected by the Trustee within two Business Days after it receives the notice described in 11.3, from the Outstanding Securities not previously called for redemption, individually by lot in the case of Bearer Securities, and by such method as the Trustee may deem substantially equivalent thereto in the case of Registered Securities and under circumstances intended not to discriminate between Registered and Bearer Securities to be redeemed pursuant to the terms thereof and hereof in the selection of Securities (or portion thereof) selected for redemption. Partial redemption must be in an amount not less than U.S.$1,000,000 principal amount of Securities.

     If any Registered Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the securities selected for redemption and, in the case of any Registered Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 11.5.  Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and (except, in the case of a redemption pursuant to the fourth paragraph of the form of reverse of the Bearer Security set forth in Section 2.2(a), to the extent otherwise expressly provided in such form) such notice shall be irrevocable.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be outstanding after such partial redemption,

          (4) that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

          (5) the Conversion Price, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities, together with all unmatured coupons and any matured coupons in default appertaining thereto, may be surrendered for conversion, and

          (6) the place or places where such Securities, together with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any.

     In case of a partial redemption, the first notice given shall specify the last date on which exchanges or transfers of Securities may be made pursuant to Section 3.5 and shall specify the serial number and ISIN number (if any) of the Bearer Securities (either individually or in group, from one number to another, or by last digit or digits) called for redemption and in the case of Registered Securities the serial and CUSIP numbers (if any) and the portions thereof called for redemption, and the second notice shall specify the serial number and ISIN number (if any) of the Bearer Securities (either individually or in group, from one number to another, or by last digit or digits) called for redemption and, in the case of Registered Securities, the serial and CUSIP numbers (if any) and the portions thereof called for redemption.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name of and at the expense of the Company. Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.


SECTION 11.6.  Deposit of Redemption Price.

     Not less than one Business Day prior to any Redemption Date of the Bearer Securities and by noon Eastern Standard Time on any Redemption Date of the Registered Securities, the Company shall deposit with the Trustee or with the Paying Agent in London if so directed by the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

     If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security, if a Registered Security, or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company on Company Request as soon as administratively practicable after the Trustee receives such Company Request or, if then held by the Company, shall be discharged from such trust.


SECTION 11.7.  Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to Bearer Securities shall, except to the extent provided below, be void. Upon surrender of any Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States, except as otherwise provided in the form of Bearer Security set forth in Section 2.2(a)); and provided, further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at a rate of 6 3/4% per annum and such Security shall remain convertible into Class B Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupons or coupon may be waived by the Company and the Trustee or the Paying Agent in London or its agent, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted (without interest thereon); provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States (except as otherwise provided in the form of Bearer Security set forth in
Section 2.2(a)).


SECTION 11.8.  Registered Securities Redeemed in Part.

     Any Registered Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Registered Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered.


                         ARTICLE TWELVE

                    CONVERSION OF SECURITIES

SECTION 12.1.  Conversion Privilege and Conversion Price.

     Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security other than the Temporary Global Bearer Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Class B Common Stock of the Company at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on June 24, 1996 and expire at the close of business on April 15, 2006, subject, in the case of the conversion of any Global Registered Security, to any applicable book-entry procedures of the Depositary therefor and the following sentence. In case a Security or portion thereof is called for redemption or is delivered for repurchase, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Redemption Date or the Repurchase Date (as defined in Article Fourteen), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be.

     The price at which shares of Class B Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially U.S.$60.39 per share of Class B Common Stock. The Conversion Price shall be adjusted in certain instances as provided in this Article Twelve.


SECTION 12.2.  Exercise of Conversion Privilege.

     In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank (in the case of any Registered Security), at any office or agency of the Company maintained for that purpose pursuant to Section 10.2, accompanied by a duly signed conversion notice substantially in the form set forth in Section 2.5, stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted (in the case of any Registered Security), the portion thereof to be converted. Each Bearer Security surrendered for conversion must be surrendered together with all coupons appertaining thereto that mature after the date of conversion and may only be converted at the office of any Conversion Agent outside the United States. If any Bearer Security surrendered for conversion shall not be accompanied by all such appurtenant coupons, the surrender of any or all of such missing coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. Matured coupons not in default (including coupons maturing on the date of conversion) will be payable against surrender thereof, and matured coupons previously surrendered and in default will continue to be payable, notwithstanding the exercise of the right of conversion by the Holder of the Security to which the coupon appertains, but coupons maturing after the date of conversion will not be paid. Each Registered Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except Notes called for redemption on a Redemption Date or to be repurchased on a Repurchase Date during, in each case, such period) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Registered Security (or part thereof, as the case may be) being surrendered for conversion (or, if such Registered Security was issued in exchange for a Bearer Security after the close of business on such Regular Record Date, by surrender of one or more coupons relating to such Interest Payment Date or by both payment in such funds and surrender of such coupon or coupons, in either case in an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Registered Security (or portion thereof) then being converted). The interest so payable on such Interest Payment Date in respect of such Registered Security (or portion thereof, as the case may be) surrendered for conversion shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Registered Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.7, no cash payment or adjustment shall be made upon any conversion on account of, if the date of conversion is not an Interest Payment Date, any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Class B Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Class B Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Class B Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class B Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in
Section 12.3.

     All shares of Class B Common Stock delivered upon such conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to Section 2.6 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Class B Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to the Company or to the Company's transfer agent for such Class B Common Stock, prior to or concurrently with a request to the Company to deliver such Class B Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

     In the case of any Registered Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Registered Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$5,000 or any integral multiple of $1,000 in excess thereof.


SECTION 12.3.  Fractions of Shares.

     No fractional shares of Class B Common Stock shall be issued upon conversion of any Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Class B Common Stock which would otherwise be issuable upon conversion of any Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the current market price per share of Class B Common Stock (calculated in accordance with Section 12.4(8) below) at the close of business on the day of conversion. Such cash payments shall, in the case of a conversion of Bearer Securities, be made to an address outside of the United States as requested in writing by such Holder.


SECTION 12.4.  Adjustment of Conversion Price.

     The Conversion Price shall be subject to adjustments by the Company from time to time as follows:

     (1) In case, after the date of this Indenture, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (2) In case, after the date of this Indenture, the Company shall issue rights, options or warrants to all holders of any class of Common Stock entitling them to subscribe for or purchase shares of any class of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section) of such class of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Price that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (3) In case, after the date of this Indenture, outstanding shares of any class of Common Stock shall be subdivided into a greater number of shares of such class of Common Stock, and, conversely, in case outstanding shares of any class of Common Stock shall each be combined into a smaller number of shares of such class of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted by the Company so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price adjustment contemplated by this subparagraph (3) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination, such adjustment to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (4) In case, after the date of this Indenture, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other cash or assets (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) any merger or consolidation to which Section 12.11 applies), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Class B Common Stock on the third Trading Day prior to the date fixed for such determination (the "Reference Date") less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) on the Reference Date of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Class B Common Stock and the denominator shall be the current market price per share of Class B Common Stock on the Reference Date, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. If, after any such date fixed for determination, any such distribution is not in fact made, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Price that would have been in effect if such determination date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing 15% of the average of the current market prices per share of Class B Common Stock pursuant to this subparagraph (4). For purposes of this subparagraph (4), any dividend or distribution that includes shares of Class B Common Stock or rights or warrants to subscribe for or purchase shares of Class B Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Class B Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (4)) immediately followed by (2) a dividend or distribution of such shares of Class B Common Stock or such rights or warrants (making any further Conversion Price reduction required by subparagraph (1) or (2)), except (x) the Reference Date of such dividend or distribution as defined in this subparagraph (4) shall be substituted in place of the phrases (a) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and (b) "the date fixed for such determination" within the meaning of subparagraphs
(1) and (2), respectively, of this Section 12.4 and (y) any shares of Class B Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (1) of this Section 12.4.

     (5) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12.11 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of any class of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of other consideration payable in respect of any tender offer (of the type described paragraph (6) below) by the Company or any of its subsidiaries for all or any portion of any class of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made, exceeds 15% of the product of the current market price per share of the Class B Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of all classes of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Class B Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 15% and (y) the number of shares of all classes of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Class B Common Stock on such date for determination.

     (6) In case, after the date of this Indenture, a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary for all or any portion of any class of Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of such class of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the current market price per share (determined as provided in paragraph (8) of this Section) of such class of Common Stock as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (6) by a fraction of which the numerator shall be the sum of the products of the number of shares of each class of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the respective current market price per share (determined as provided in paragraph (8) of this Section) of each such class of Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the sum of the products of the number of shares of each class of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the respective current market price per share (determined as provided in paragraph (8) of this Section) of each such class of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

     (7) The reclassification of any class of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section
12.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of such class of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

     (8)  For the purpose of any computation under paragraphs
(2), (4), (5) or (6) of this Section 12.4, the current market price per share of a class of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices Per Share of such class for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "-ex' date", when used with respect to any issuance or distribution, means the first date on which such class of Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

     (9) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this paragraph
(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (10) The Company may make such reductions in the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3),
(4), (5) and (6) of this Section 12.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of any class of Common Stock or rights to purchase any class of Common Stock resulting from any dividend or distribution on any class of Common Stock (or rights to acquire such stock) or from any event treated as such for income tax purposes, resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.


SECTION 12.5.  Notice of Adjustments of Conversion Price.

     Whenever the Conversion Price is adjusted as herein provided:

          (1) the Company shall compute the adjusted Conversion Price in accordance with Section 12.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall promptly be prepared and as soon as practicable thereafter, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.


SECTION 12.6.  Notice of Certain Corporate Action.

     In case:

          (a) the Company shall declare a dividend (or any other distribution) on any class of its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 12.4; or

          (b) the Company shall authorize the granting to the holders of any class of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of any class of Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of any class of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. If at the time the Trustee shall not be the conversion agent, a copy of such notice and any notice referred to in the following paragraph shall also forthwith be filed by the Company with the Trustee.


SECTION 12.7.  Company to Reserve Class B Common Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class B Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Class B Common Stock then issuable upon the conversion of all Outstanding Securities.


SECTION 12.8.  Taxes on Conversions.

     The Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Class B Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Class B Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.


SECTION 12.9.  Covenant as to Class B Common Stock.

     The Company agrees that all shares of Class B Common Stock which may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in
Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 12.10. Cancellation of Converted Securities.

     All Securities delivered for conversion shall be delivered to the Trustee or the Paying Agent in London or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.


SECTION 12.11. Provision in Case of Consolidation, Merger or Sale
               of Assets.

     In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class B Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class B Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Class B Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Class B Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this
Section 12.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares), and further assuming, if such consolidation, merger, conveyance, transfer, sale or lease occurs prior to the later of June 24, 1996 and the receipt of Securities in definitive form (in the case of Securities initially represented by a Temporary Global Bearer Security), that the Security was convertible at the time of such occurrence at the Conversion Price specified in Section 12.1 as adjusted from the issue date of such Security to such time as provided in this Article Twelve. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 12.11 shall similarly apply to successive consolidations, mergers, sales or transfers. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.


                        ARTICLE THIRTEEN

                   SUBORDINATION OF SECURITIES

SECTION 13.1.  Securities Subordinated to Senior Indebtedness.

     All Securities and any coupons appertaining thereto issued under this Indenture shall be issued subject to the following provisions and each Holder of any Security or any coupon whether upon original issue or upon transfer or assignment thereof accepts and agrees to be bound by such provisions.

     All Securities and any coupons appertaining thereto issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" means (i) the principal of, premium, if any, interest and other amounts in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, (ii) all capital lease obligations of the Company, (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business, (iv) all obligations of the Company for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company) except for (1) any such indebtedness or other obligation that is by its terms subordinated to or pari passu with the Securities, (2) any indebtedness between or among the Company and its affiliates, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that, directly or indirectly, is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Securities and (3) the Company's guarantee of certain payments under the 8 1/2% Convertible Trust Originated Preferred Securities issued by Continental Airlines Finance Trust and the Company's
8 1/2% Convertible Subordinated Deferrable Interest Debentures due 2020. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions herein irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The payment of the principal of, premium, if any, and interest on the Securities and coupons shall rank senior in right of payment to the Company's guarantee of certain payments under the 8-1/2% Convertible Trust Originated Preferred Securities issued by Continental Airlines Finance Trust and the Company's 8-1/2% Convertible Subordinated Deferrable Interest Debentures due 2020.


SECTION 13.2. No Payments in Certain Circumstances; Payment Over of Proceeds Upon Dissolution, Etc.


     No payment on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the Securities or any coupons appertaining thereto shall be made if, at the time of such payment or immediately after giving effect thereto: (i) there shall exist a default in the payment of principal of, premium, if any, sinking funds or interest (including a default under any purchase or redemption obligations) or other amounts with respect to any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof and written notice of such occurrence shall have been given to the Company and to the Trustee under this Indenture by the holder or holders of such Senior Indebtedness and such event of default shall not have been cured or waived or shall not have ceased to exist. Notwithstanding the foregoing, the Company may make, and the Trustee may receive and shall apply, any payment in respect of the Securities (for principal, premium, if any, or interest or repurchase) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above.

     Upon (i) any acceleration of the principal amount due on the Securities or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, sinking fund and interest or other amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on, or repurchase of, the indebtedness evidenced by the Securities or any coupon appertaining thereto, and upon any such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or any coupons appertaining thereto or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or any coupons appertaining thereto or by the Trustee under this Indenture if received by them or it, as the case may be, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or any coupons appertaining thereto or to the Trustee under this Indenture.

     In the event that, contrary to the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities and any coupons (together with the holders of any other indebtedness of the Company which is subordinated in right of payment to the payment in full of all Senior Indebtedness, which is not subordinated in right of payment to the Securities and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of, premium, if any, and interest on, or repurchase of, the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities and any coupons appertaining thereto or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by the Holders of the Securities or any coupon or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of Securities and coupons, be deemed to be a payment by the Company to the holders of or on account of Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities and coupons, on the one hand, and the holders of Senior Indebtedness, on the other hand.


SECTION 13.3.  Notice to Trustee of Specified Events; Reliance on
               Certificate of Liquidating Agent.


     The Company shall give prompt written notice to the Trustee of any insolvency or bankruptcy proceeding in respect of the Company, of any proceedings for voluntary liquidation, dissolution or other winding up of the Company (whether or not involving insolvency or bankruptcy), of the declaration of any Security as due and payable before its expressed maturity, and of any event which pursuant to Section 13.2 would prevent payment by the Company on account of the principal, premium, if any, or interest on, or repurchase of, the Securities. The Trustee, subject to the provisions of Section 6.1, shall be entitled to assume that no such event has occurred unless the Company, or a holder of Senior Indebtedness, or any trustee therefor, has given such notice.

     Upon any distribution of assets of the Company or payment by or on behalf of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.2 are pending, and the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities and coupons shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Securities or coupons for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 13.4.  Trustee to Effectuate Subordination.

     The Holder of each Security and coupon by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.


SECTION 13.5.  Trustee Not Charged with Knowledge of Prohibition.


     Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject to the provisions of
Section 6.1 as between the Holders of Securities and coupons and the Trustee, neither the Trustee nor any Paying Agent shall be charged with knowledge of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any such Paying Agent, unless and until the Trustee or such Paying Agent shall have received written notice thereof at its Corporate Trust Office from the Company or any holder of Senior Indebtedness or the trustee or representative of any holder of such Senior Indebtedness on his behalf; and, prior to the receipt of any such written notice, the Trustee and any such Paying Agent shall be entitled to assume that no such facts exist. If the Trustee or Paying Agent, as the case may be, shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or the interest on any Security) with respect to such moneys, the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee and such Paying Agent, as the case may be, shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.


SECTION 13.6.  Trustee Not Fiduciary for Holders of Senior
               Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or coupons or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.


SECTION 13.7.  Rights of Trustee as Holder of Senior
               Indebtedness; Preservation of Trustee's Rights.


     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.


SECTION 13.8.  Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.5, 13.6 and 13.7 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 13.9.  Certain Conversions Deemed Payment.

     For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Twelve shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash in lieu of fractional shares of junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means Class B Common Stock and any other cash, property or securities into which the Securities are convertible pursuant to Article Twelve. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Twelve.


                        ARTICLE FOURTEEN

          REPURCHASE OF SECURITIES AT THE OPTION OF THE
                 HOLDER UPON A CHANGE IN CONTROL

SECTION 14.1.  Right to Require Repurchase.

     In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is equal to U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof (provided that no single Bearer Security may be repurchased in part, and no single Registered Security may be repurchased in part unless the portion of the principal amount of such Registered Security to be Outstanding after such repurchase is equal to U.S.$5,000 or integral multiples of U.S.$1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 14.2) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased (the "Repurchase Price") plus interest accrued to the Repurchase Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States, except as otherwise provided in the form of Bearer Security set forth in Section 2.2(a)); and provided, further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Four, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, except as otherwise provided in Section 14.2(j), by delivery of shares of Class B Common Stock having a fair market value equal to the Repurchase Price; provided that payment may not be made in Class B Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the Nasdaq National Market System. For purposes of this Section, the fair market value of shares of Class B Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Indenture (including Sections 2.2, 3.1, 5.1(2) and 5.8) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.


SECTION 14.2.  Notices; Method of Exercising Repurchase Right,
               Etc.

     (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Securities, in the manner provided in
Section 1.6, notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          Each notice of a repurchase right shall state:

          (1)  the Repurchase Date,

          (2) the date by which the repurchase right must be exercised,

          (3)  the Repurchase Price,

          (4) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Securities, together with all coupons appertaining thereto, if any, maturing after the Repurchase Date, are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

          (5) that on the Repurchase Date the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

          (6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities, together with all unmatured coupons and any matured coupons in default appertaining thereto, may be surrendered for conversion, and

          (7) the place or places that the certificate required by Section 2.2 shall be delivered, and the form of such certificate.

     In addition, at least two Business Days preceding the Repurchase Date, the Company shall give to all Holders of the Securities and coupons, in the manner provided in Section 1.6, notice specifying whether the Repurchase Price will be payable in cash or shares of Class B Common Stock and shall deliver a copy of such notice to the Trustee.

     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

     If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

     (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Registered Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Class B Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Class B Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised, together with all coupons, if any, appertaining thereto maturing after the Repurchase Date; provided, however, that Bearer Securities shall be delivered only to an office of a Paying Agent located outside the United States except in the limited circumstances described in Section 10.2. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

     (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent in London the Repurchase Price in cash or shares of Class B Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Class B Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash, in the case of Registered Securities, to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date and, in the case of Bearer Securities, to the holder of the coupon with respect thereto, in each case according to the terms and provisions of Article Three; and provided, further, that Bearer Securities and coupons shall be so payable only at an office or agency outside the United States (except as otherwise provided in the form of Bearer Security set forth in
Section 2.2(a)).

     (d) If any Bearer Security surrendered for repurchase shall not be accompanied by all appurtenant coupons maturing after the Repurchase Date, such Security may be paid after deducting from the Repurchase Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupons or coupon may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repurchase Price, if any, such Holder shall be entitled to receive the amount so deducted without interest thereon; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States (except as otherwise provided in the form of Bearer Security set forth in Section 2.2(a)).

     (e) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 6 3/4% per annum, and each Security shall remain convertible into Class B Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

     (f) Any Registered Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Registered Security without service charge, a new Registered Security or Registered Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Registered Security so surrendered.

     (g) Any issuance of shares of Class B Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Class B Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Class B Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

     (h) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Class B Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Class B Common Stock which would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Class B Common Stock is the Closing Price Per Share of the Class B Common Stock on the last Trading Day prior to the Repurchase Date.

     (i) Any issuance and delivery of certificates for shares of Class B Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Class B Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

     (j) If any shares of Class B Common Stock to be issued upon repurchase of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon repurchase, the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided, however, that nothing in this Section shall be deemed to affect in any way the obligations of the Company to repurchase Securities as provided in this Article and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date, the Repurchase Price shall be paid in cash.

     (k)  The Company covenants that all shares of Class B Common
Stock which may be issued upon repurchase of Securities will upon issue be duly and validly issued and fully paid and non-assessable.


SECTION 14.3.  Certain Definitions.

     For purposes of this Article Fourteen,

     (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

     (b) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Securities, of:

        (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by (x) the Company, any Subsidiary of the Company or any employee benefit plan of the Company or (y) the Current Principal Shareholders (as defined below) or any syndicate or group in which any Current Principal Shareholder has a controlling interest, so long as the entities listed in this clause (y) combined own, directly or indirectly, shares of capital stock of the Company representing less than 60% of the Company's common equity interests and less than 85% of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors, in each case, determined as if each security convertible, exchangeable or exercisable for capital stock of the Company is so converted, exchanged or exercised (other than any conversion or exchange of one class of common stock for another class of common stock); or

       (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sales or transfer of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Class B Common Stock into solely shares of Common Stock);

provided, however, that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price Per Share of the Class B Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change in Control or the date of the public announcement of the Change in Control (in the case of a Change in Control under Clause (i) above) or the period of 10 consecutive Trading Days ending immediately prior to the date of the Change in Control (in the case of a Change in Control under Clause (ii) above) shall equal or exceed 105% of the Conversion Price in effect on such trading day or (y) all of the consideration (excluding cash payments for fractional shares) to be paid for the Class B Common Stock in a transaction or transactions constituting the Change in Control as described in Clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market System and as a result of such transaction or transactions the Securities become convertible solely into such common stock;

     (c)  the term "Current Principal Shareholders" shall mean
Air Partners L.P., Air Canada and any partners or Affiliates thereof; and

     (d) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.


                         ARTICLE FIFTEEN

        HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 15.1.  Company to Furnish Trustee Names and
               Addresses of Holders.

     The Company will furnish or cause to be furnished to the
Trustee:

          (a) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record
     Date, and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 15.2.  Preservation of Information.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 15.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it pursuant to
Section 15.1 upon receipt of a new list so furnished.

                      _____________________

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        CONTINENTAL AIRLINES,
INC.


                                        By ___________________
                                            Name:
                                            Title:

Attest:

________________________
Name:
Title:


                                        BANKERS TRUST COMPANY,
Trustee


                                        By ______________________
                                            Name:
                                            Title:




Attest:

____________________________
Name:
Title:

STATE OF                      )
                              ) : ss.:
COUNTY OF                )


     On the ___ day of _________, 1996, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he/she is ________________ of Continental Airlines, Inc., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.

                                        _______________________
                                        Notary Public


STATE OF NEW YORK        )
                              ): ss.:
COUNTY OF NEW YORK  )


     On the ___ day of _________, 1996, before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he/she is ________________ of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the bylaws of said corporation; and that he/she signed his/her name thereto by like authority.

                                        ________________________
                                        Notary Public